Exhibit 10.1

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) non-material and (ii) the registrant customarily and actually treats such omitted information as private or confidential. OMISSIONS ARE DENOTED IN BRACKETS WITH ASTERISKS THROUGHOUT THIS EXHIBIT.

独家经销协议

EXCLUSIVE DISTRIBUTION AGREEMENT

AMONG

上海美敦力智康医疗器械有限公司

SHANGHAI MEDTRONIC ZHIKANG MEDICAL DEVICES CO., LTD.

与

AND

爱斯克（上海）医疗器械科技有限公司

ICECURE (SHANGHAI) MEDTECH CO., LTD.

与

AND

北京图灵微创医疗科技有限公司

BEIJING TURING MEDICAL TECHNOLOGY CO., LTD.

目录

TABLE OF CONTENTS

1.	定义	2
DEFINITIONS		2
2.	本协议有效期	6
TERM Of THIS AGREEMENT		6
3.	独家经销权；授权	7
EXCLUSIVE DISTRIBUTION RIGHT; AUTHORIZATION		7
4.	授权产品	11
PRODUCTS		11
5.	经销价格；最低采购金额	16
DISTRIBUTION PRICE And MINIMUM PURCHASE TARGET		16
6.	招标和投标；营销	21
TENDERING And BIDDING; MARKETING		21
7.	生产和质量要求	26
PRODUCTION AND QUALITY REQUIREMENTS		26
8.	知识产权	26
INTELLECTUAL PROPERTY		26
9.	退货	28
RETURN		28
10.	保证；保险	29
WARRANTY; INSURANCE		29
11.	保密义务	32
CONFIDENTIALITY		32
12.	合规	34
COMPLIANCE		34
13.	审计	37
AUDIT		37
14.	终止	38
TERMINATION		38
15.	其他事项	42
MISCELLANEOUS		42
附件清单		47
LIST OF ANNEXES		47
附件一： 授权产品		48
Annex I: Products		48
附件二：价格		49
Annex II: Price		49
附件三：最低采购金额		50
Annex III: Minimum Purchase Target		50
附件四： 售后服务报价及产品关键零部件清单		51
Annex IV: After-Sales Service Quotation and List of Key Parts of Products		51
附件五：质量协议		52
Annex V: Quality Agreement		52
附件六：爱斯克专有知识		61
Annex VI: IceCure Proprietary Knowledge		61
附件七：联合指导委员会管理规则		62
Annex VII: Joint Steering Committee Governance Rules		62
附件八：关于商业行为的合规声明与保证		66
Annex VIII Compliance Statement on Commercial Conduct		66

i

本《独家经销协议》（“本协议”）由以下三方于【**】年【**】月【**】日（ “签署日”） 签署：

This Exclusive Distribution Agreement (“Agreement”) is entered into on June 12, 2022 (“Signing Date”) by the following three Parties：

1.	上海美敦力智康医疗器械有限公司，注册地址为中国(上海)自由贸易试验区临港新片区新杨公路1566号12号厂房东侧三层3048、3049室（“美敦力”）；

Shanghai Medtronic Zhikang Medical Devices Co., Ltd., with registered address Room 3048, 3049 East side, 3rd Floor, Factory 12, No.1566 Xinyang Road, China (Shanghai) Pilot Free Trade Zone Lin-gang Special Area (“MDT”);

2.	爱斯克（上海）医疗器械科技有限公司，注册地址为上海市闵行区中辉路60号19幢2层213室（ “爱斯克”）；与

IceCure (Shanghai) MedTech Co., Ltd., with registered address Room 213, 2nd Floor, Building 19, No.60 Zhonghui Road, Minhang District, Shanghai (“IceCure”); and

3.	北京图灵微创医疗科技有限公司，注册地址为北京市房山区弘安路87号院8号楼4层401室（“北京图灵”）。

Beijing Turing Medical Technology Co., Ltd., with registered address Room 401, 4th Floor, Building 8, No. 87 Hongan Road, Fangshan District, Beijing (“Turing”).

美敦力、爱斯克、北京图灵在下文中单独称为“一方”，合称为“各方”。

MDT, IceCure and Turing are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

序言

RECITALS

鉴于IceCure Medical Ltd.是一家根据以色列法律正式组建并有效存续的公司，是授权产品（“授权产品”，定义见下文）的生产厂家；爱斯克是IceCure Medical Ltd.位于中华人民共和国的全资子公司，从事经营某些医疗器械产品的业务。北京图灵负责授权产品进口、产品经销、市场推广与售后服务，但受限于本协议第3.1条美敦力的排他性权利。

WHEREAS, IceCure Medical Ltd., a company incorporated and validly existing under Israeli Law and is the manufacturer of the Products (“Products” as defined below). IceCure, a wholly owned subsidiary of IceCure Medical Ltd. in the People’s Republic of China, is engaged in the business of certain medical device products. Turing is responsible for the importation, distribution, marketing and after-sales services of the Products, subject to the exclusive rights of MDT in Section 3.1 of this Agreement.

鉴于美敦力具备在中华人民共和国（不包括台湾、香港和澳门）经销医疗器械产品的专业知识和能力。

WHEREAS, MDT has existing expertise and capabilities to distribute medical device products in People’s Republic of China (excluding Taiwan, Hong Kong and Macau).

鉴于各方已达成了若干主要条款及条件，根据该等条款及条件，爱斯克将委任美敦力作为其独家经销商，在授权经销区域（定义见下文）内销售和经销授权产品；该等条款及条件的内容详见2022年1月21日签订的《用于某些医疗器械产品的商业化合作条款清单》（“《条款清单》”）。

WHEREAS, the Parties have agreed upon certain principal terms and conditions under which, IceCure will authorize MDT as its exclusive distributor for the sale and distribution of the Products in the Territory (as defined below), and these terms and conditions have been stated in the GENERALLY NON-BINDING TERM SHEET FOR A COOPERATION IN COMMERCIALIZING CERTAIN MEDICAL DEVICE PRODUCTS (“Term Sheet”) dated as of January 21, 2022.

据此，各方约定如下：

THEREFORE, the Parties agree as follows:

1. 定义

DEFINITIONS

除非上下文另有所指，本协议的下列词语、术语和短语应具有如下含义：

Unless the context specifies otherwise, the following words, terms, and phrases in this Agreement shall have the meanings assigned to them as below:

1.1.	关联方系指在本协议有效期内且仅当下述控制存在时直接或间接控制一方、被一方控制、或与一方受直接或间接共同控制的任何个人或实体。就本定义而言，控制是指通过拥有投票权或其他权益性证券、签订合同或其他方式直接或间接主导该等个人或实体的管理和政策的权利；关联方还包括在本协议的签署日后成为关联方的实体。

Affiliates means any person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with a Party, during the Term of this Agreement and only so long as such control exists. In this definition, Control means the power to direct the management and policies of such person or entity directly or indirectly, whether through ownership of voting or other equity securities, by contract or otherwise, and shall include entities which become Affiliates after the Signing Date of this Agreement.

1.2.	中标信息具有第6.1条规定的含义。

Bid-winning Information has the meaning stipulated in Section 6.1 below.

1.3.	国家药监局系指中国国家药品监督管理局。

NMPA refers to the Chinese National Medical Products Administration.

1.4.	控制权系指当前有权通过拥有投票权或其他权益性证券、签订合同或其他方式直接或间接主导管理方向或政策。控制权变更系指此类权利的任何变更。

Control means having the right to directly or indirectly lead the management and policy of the person or entity by possessing the right to vote or other equity securities, signing contracts, or other means. Change of Control means any change of rights of this kind.

1.5.	竞争产品系指与授权产品属于同一类别的其他任何产品。

Competing Products means any other product that is in the same product category as a Product.

1.6.	保密信息具有第11.1条规定的含义。

Confidential Information has the meaning stipulated in section 11.1 below.

1.7.	合同年度系指美敦力财年，即某年度5月1日至下一年度4月30日之间的为期12个月的期间。

Contract Year refers to MDT’s fiscal year, which is the 12-month period between May 1 of one year and April 30 of the following year.

1.8.	披露方具有第11.1条规定的含义。

Disclosing Party has the meaning assigned to it under Section 11.1.

1.9.	经销价格系指北京图灵向美敦力出售授权产品并开具发票时使用的价格，单价以人民币计价，含增值税。

Distribution Price means the price at which Turing sells and invoices the Products to MDT, which is denominated in RMB per unit and includes the applicable VAT.

1.10.	独家经销权具有第3.1条规定的含义。

Exclusive Distribution Rights has the meaning assigned to it under Section 3.1.

1.11.	排他性权利具有第3.1条规定的含义。

Exclusive Rights has the meaning assigned to it under Section 3.1.

1.12.	爱斯克推广材料具有第6.7条规定的含义。

IceCure Promotion Materials has the meaning assigned to it under Section 6.7.

1.13.	爱斯克专有知识具有第8.1条规定的含义。

IceCure Proprietary Knowledge has the meaning assigned to it under Section 8.1.

1.14.	爱斯克商标具有第6.6条规定的含义。

IceCure Trademarks has the meaning assigned to it under Section 6.6.

1.15.	知识产权系指知识产权、商业秘密、技术诀窍、技术和信息，无论是否由一方拥有、获得许可或控制的专利所保护。

Intellectual Property or“IP” means the intellectual property, trade secrets, know-how, technology and information, whether or not protected by patents that are owned, licensed or under the control of a party.

1.16.	最低采购金额系指美敦力同意在各合同年度向北京图灵实际采购的授权产品的总金额，详见第5.2条和附件三。

Minimum Purchase Target means the agreed total amount of Products actually purchased by MDT from Turing in each contract year by MDT, as specified in Section 5.2 below and Annex III.

1.17.	新产品具有第4.6条规定的含义。

New Products has the meaning assigned to it under Section 4.6.

1.18.	授权产品系指以下任何一种产品或以下产品的总称：液氮外科冷冻治疗设备及一次性消融针（详情见附件一），以及前述授权产品于有效期内在授权经销区域上市的下一代或新一代。

Products means, respectively and collectively, Liquid Nitrogen Surgical Cryoablation Equipment and Disposable Ablation Probe (see Annex I), and the next generation or new generation of the aforementioned Products launched in the Territory within the Term of this Agreement .

1.19.	最终用户指在授权经销区域内使用和/或购买授权产品的美敦力的医院客户。

End Users means hospital customers of MDT in the Territory that use and/or purchase Products.

1.20.	产品变更具有第4.2条规定的含义。

Product Change has the meaning assigned to it under Section 4.2.

1.21.	接收方具有第11.1条规定的含义。

Receiving Party has the meaning assigned to it under Section 11.1.

1.22.	监管机构具有第12.2条规定的含义。

Regulatory Agencies has the meaning assigned to it under Section 12.2.

1.23.	监管批准具有第12.2条规定的含义。

Regulatory Approvals has the meaning assigned to it under Section 12.2.

1.24.	库存处理选择权具有第14.2条规定的含义。

Inventory Disposal Option has the meaning as stipulated in Section 14.2.

1.25.	库存处理方式具有第14.2条规定的含义。

Inventory Disposal Method has the meaning stipulated in Section 14.2

1.26.	税金具有第12.5条规定的含义。

Tax has the meaning assigned to it under Section 13.4.1.

1.27.	FTO具有第2.1条规定的含义。

FTO has the meaning stipulated in Section 2.1.

1.28.	生效条件具有第2.1条规定的含义。

Effective Conditions has the meaning stipulated in Section 2.1.

1.29.	开始日期具有第2.1条规定的含义。

Start Date has the meaning stipulated in Section 2.1.

1.30.	待生效条款具有第2.1条规定的含义。

Terms to be Effective has the meaning stipulated in Section 2.1.

1.31.	有效期具有第2.2条规定的含义。

Term has the meaning assigned to it under Section 2.2.

1.32.	续展期具有第2.3条规定的含义。

Extended Period has the meaning as stipulated in Section 2.3.

1.33.	签署日具有本协议文首部分规定的含义。

Signing Date has the meaning as stipulated at the beginning of this Agreement.

1.34.	《条款清单》具有序言部分规定的含义。

Term Sheet has the meaning assigned to it under the Recitals.

1.35.	授权经销区域具有第3.1条规定的含义。

Territory has the meaning assigned to it under Section 3.1.

1.36.	工作日系指除星期六、星期日和中国法定节假日外的任何其他时间。

Business days means any dates except the weekends and Chinese statutory holidays.

1.37.	规格系指与产品的设计、物理特性、功能、性能、制造、包装和质量相关的所有适用规格。

Specification means any relevant applicable specifications related to the design, physical properties, function, performance, manufacturing, packaging, and quality of products.

1.38.	中国在本协议中指中华人民共和国大陆地区，不包括香港、澳门和台湾地区。

China refers to, in this Agreement, the Mainland of the People’s Republic of China, excluding the region of Hong Kong, Macau and Taiwan.

2. 本协议有效期

TERM Of THIS AGREEMENT

2.1.	生效条件。各方同意：只有在授权产品相关的自由实施调查（“FTO”）已完成且美敦力对FTO结果满意的情况下（“生效条件”，生效条件经美敦力书面确认达成之日为“开始日期”），本协议项下除第2.1条、第11.1-11.6条、第15.2-15.11条之外的条款与条件（合称“待生效条款”）方可生效并对各方具有约束力。各方进一步同意，在生效条件得到满足之前，美敦力没有义务履行待生效条款。爱斯克和北京图灵应尽其努力确保生效条件尽快得到满足，且美敦力应尽其商业上的合理努力在爱斯克或北京图灵要求下，提供合理协助。为免歧义，自FTO报告出具之日起10日内，如美敦力未书面通知对FTO报告的评估结果则该截止日视为前述生效条件达成之日。

Effective Conditions. Parties agree that the terms and conditions of this Agreement except section 2.1, 11.1-11.6, and 15.2-15.11 (collectively “Terms to be Effective”) become effective and binding to Parties only when the Freedom to Operate (“FTO”) related to Products has completed and the results of which are satisfying to MDT (“Effective Conditions”, the date when MDT confirms Effective Conditions in written form is the “Start Date”). Parties agree further that MDT does not have the obligations to perform Terms to be Effective before Effective Conditions are met. IceCure and Turing should make best efforts to have the Effective Conditions met as soon as possible, and MTD should, under request of IceCure or Turing, use its commercially reasonable efforts to provide any reasonable assistance. For the avoidance of doubt, if MTD fails to notify the appraisal results of the FTO report in writing, then the aforementioned deadline will be regarded as the date when Effective Conditions are met.

2.2.	有效期。除待生效条款自开始日期生效，本协议其他条款将于签署日生效，本协议有效期至2025年4月30日（“有效期”），除非依照本协议的规定提前终止。

Term. Except for Terms to be Effective, which becomes effective on Start Date, other terms of this Agreement will become effective on Signing Date. This Agreement will remain in effect until April 30, 2025 (“Term”), unless terminated earlier pursuant to terms defined herein.

2.3.	续约。各方同意，如美敦力满足本协议约定的有效期内三年合计最低采购金额，则美敦力有权在有效期届满后将本协议有效期延长三（3）年（“续展期”），但各方最迟应于本协议有效期到期前六（6）个月协商确定续展期的经销价格和最低采购金额。

Renewal. The Parties agree that if MDT meets the accumulated three-year Minimum Purchase Target within the Term of this Agreement, then MDT will have the right to extend the Term of this Agreement for three (3) years (the “Extended Period”) after this Agreement expires, but the Parties shall negotiate to determine the Distribution Price and Minimum Purchase Target for the Extended Period at least six (6) months before the expiration of this Agreement.

3. 独家经销权；授权

EXCLUSIVE DISTRIBUTION RIGHT; AUTHORIZATION

3.1.	独家经销权和授权经销区域。爱斯克特此授权美敦力，于有效期内，在授权经销区域（定义如下）内以独家的方式推广、营销、销售和经销所有授权产品（统称“独家经销权”或“排他性权利”）。

Exclusive Distribution Rights and Territory. IceCure hereby authorizes MDT, during the Term, to exclusively promote, market, sell, and distribute all the Products (collectively “Exclusive Distribution Rights” or “Exclusive Rights”) in the Territory (as defined below).

“授权经销区域”是指中华人民共和国大陆地区（不包括台湾、香港和澳门地区）。

“Territory” means the Mainland of the People’s Republic of China (excluding Taiwan, Hong Kong and Macau).

本协议生效后，爱斯克将向美敦力直接出具或促使 IceCure Medical Ltd.向美敦力出具（如授权产品的招标或进院程序要求）正式签署的授权委托书，并在其中明确规定爱斯克或 IceCure Medical Ltd.（视情况而定）授权并委托美敦力作为授权产品在授权经销区域的独家经销商。爱斯克和北京图灵向美敦力承诺和确认：双方已于本协议签署日前终止爱斯克和其他任何公司为授权产品在授权经销区域内的经销协议。

After this Agreement comes into effect, IceCure shall directly or cause IceCure Medical Ltd. to issue the duly executed authorization letter (as required by the tendering or hospital listing procedures for the Products) to MDT, which specifies that IceCure or IceCure Medical Ltd. (depending on circumstances) authorizes and appoints MDT as the exclusive distributor of the Products in the Territory. IceCure and Turing warrant and acknowledge to MTD: the former two parties have terminated all distribution agreements related to the Products with any other companies in the Territory before the Signing Date of this Agreement.

3.2.	爱斯克和北京图灵确保美敦力享有独家经销权的承诺。爱斯克和北京图灵承诺，在本协议有效期内，其不得（也不得通过其关联方或任何第三方）直接或间接地从事以下行为：

Commitment of IceCure and Turing on Ensuring MDT’s Exclusive Distribution Rights. IceCure and Turing covenant that, during the Term of this Agreement, they shall not, by themselves or through their Affiliates or any third parties to directly or indirectly:

(i)	在授权经销区域内经销任何授权产品或竞争产品； distribute any Product or Competing Product in the Territory;

(ii)	向任何正在、行将或爱斯克和北京图灵有理由认为其可能会于授权经销区域内经销任何授权产品或竞争产品的第三方供应任何授权产品；
supply any Product or Competing Product in the Territory to any third party, which is distributing, will distribute, or may distribute, as IceCure and Turing have reasons to believe, such products in the Territory;

(iii)	在授权经销区域内以任何方式变相销售任何授权产品或竞争产品，包括但不限于通过向客户提供维修服务并赠送耗材的方式，侵犯美敦力的独家经销权； 或

sell, in any disguised form, any Product or Competing Product in the Territory, including but not limited to offering maintenance services and sending consumables for free to customers, infringing the Exclusive Distribution Rights of MDT; or

(iv)	以任何方式导致第三方错误地认为美敦力根据本协议取得的任何授权（包括但不限于独家经销权）已经或即将被撤销、变更或减损至可能对美敦力履行本协议造成不利影响的状态。

cause in any way any third party to mistakenly deem MDT’s authorization (including but not limited to Exclusive Rights) under this Agreement has been or will be revoked, changed or impaired to the extent MDT’s performance of this Agreement will be negatively impacted.

此外，各方确认，如遇授权经销区域内招标机构和/或医院等终端用户强制要求（包括但不限于招标程序的要求）须由 IceCure Medical Ltd.或爱斯克作为合法有效投标和/或签约主体的，美敦力应通知爱斯克；经美敦力事先同意， IceCure Medical Ltd.或爱斯克可按照前述招标机构和/或医院等终端用户的强制要求作为授权产品的投标或签约主体，且不视为爱斯克和/或北京图灵违反前述独家经销权的承诺。爱斯克进一步承诺，出现该等情形，在不影响爱斯克参与该等招投标程序、签署相关协议之有效性与合法性的基础上，爱斯克将尽最大努力按照第6.2条约定，协助美敦力准备相关文档和程序性事务，以便利美敦力参与开展市场准入活动和经销授权产品，具体实现方式由双方协商。

Besides, the Parties confirm that if some tendering institutions, hospitals, or other end users mandatorily demand (including but not limited to the requirements of tendering procedures) IceCure Medical Ltd. or IceCure to be the legitimate and effective bidder and/or contracting subject, MDT shall inform IceCure; upon former consent by MDT, IceCure Medical Ltd. or IceCure may become the legitimate and effective bidder or contracting subject according to the mandatory demand of the aforementioned bidding institutions, hospitals, or other end users, and this situation shall not be treated as IceCure and/or Turing’s breach to the covenants of Exclusive Distribution Rights mentioned above. IceCure further promises, if the above situation occurs, IceCure shall do its best efforts to assist MDT in preparing relevant documents and procedure matter, so as to facilitate MDT’s participation in market access and Products distribution, as agreeing in Section 6.2, on the basis that the effectivity and legitimacy of IceCure to participate in bidding procedures and to sign relevant agreements shall not be negatively influenced. Specific implementations shall be negotiated by the two parties.

美敦力同意，美敦力有权自行决定发出爱斯克或 IceCure Medical Ltd.授权并委托美敦力作为授权产品在授权经销区域的独家经销商的书面通知，但不得影响爱斯克投标和/或签署相关协议的有效性与合法性。

MDT agrees that MDT shall have the right to issue a written notification at its own discretion that IceCure or IceCure Medical Ltd. has authorized and appointed MDT as the exclusive distributor of the Products in the Territory, and shall not affect the effectivity and legitimacy of IceCure to participate in bidding procedures and/or to sign relevant agreements.

3.3.	爱斯克未能确保美敦力享有独家经销权。如爱斯克或北京图灵未能履行其在第3.1和第3.2条下所负确保美敦力享有独家经销权的义务，且在收到美敦力发出的书面通知后的五（5）个工作日内仍未予以纠正，则美敦力提供证明授权产品在授权经销区域内非经美敦力或美敦力授权经销商有销售记录的证据后：

IceCure’s failure to ensure MDT’s Exclusive Distribution Rights. In case IceCure or Turing fails to fulfill the duty in Section 3.1 and 3.2 to ensure MDT’s Exclusive Rights, and such a failure has not been cured within five (5) Business Days after receiving the written notification from MDT, then after MDT provides the evidence that the Products are sold in the Territory by persons/entities other than MDT or its authorized distributors:

(i)	美敦力有权在上述五（5）个工作日届满后任何时间，自行决定向爱斯克和北京图灵发出书面通知以立即终止本协议；或
MDT has the right to send written notification to IceCure and Turing to terminate this Agreement immediately under its own discretion at any time after the expiry of the five (5) Business Days mentioned above; or

(ii)	爱斯克或北京图灵中违约的一方应在上述五（5）个工作日届满后的一（1）个月内向美敦力支付违约金，违约金金额为爱斯克或北京图灵自行或通过第三方在授权经销区域内医院销售授权产品金额或授权产品中标金额（以较高金额为准）的三（3）倍。

The breaching party (IceCure or Turing) shall pay liquidated damages to MDT within one (1) month after the expiry of five (5) Business Days mentioned above. The amount of liquidated damages shall be three (3) times the amount of the selling price by which IceCure or Turing or through a third party sell the Product in a hospital within Territory or the amount of the bid-wining price (whichever is higher).

爱斯克或北京图灵承担本第3.3条(ii)项下的责任，并不免除其继续履行第3.1条及3.2条的义务。

The liabilities under Section 3.3 (ii) above undertaken by IceCure or Turing shall not exempt it from continuing to perform the obligations under Section 3.1 and 3.2.

3.4.	竞品。美敦力同意在本协议期限内以及其后的六(6)个月内，不对任何竞品直接或间接地在授权经销区域内进行投资或经营、营销、销售、推广或提供服务。本第3.4条项下的竞品指下述产品，不适用第1.5条的定义。

1、	恩道凯尔有限责任公司——低温手术系统
2、	格里欧医疗公司——低温冷冻系统
3、	海杰亚（北京）医疗器械有限公司——低温冷冻手术系统
4、	上海导向医疗系统有限公司——低温冷冻治疗系统
5、	北京阳光易帮医疗科技有限公司——低温手术系统
6、	其它第三方的肿瘤冷冻消融系统

Competing Products. MDT agrees not to, directly or indirectly, invest or deal in, market, sell, promote or provide services to any Competing Product in the Territory during the Term and for six (6) months thereafter. Competing Products under this Section 3.4 refer to the products listed below, and the definition under Section 1.5 does not apply.

1、	Endocare, Inc.——CRYOCARE SURGICAL SYSTEM
2、	Galil Medical Ltd.——Cryoablation System
3、	Hygea (Beijing) Medical Technology Co. Ltd.——Cryoablation Surgical System
4、	Shanghai Accutarget Medical Ltd.——Cryoablation Therapy System
5、	Beijing Yang Guang Yi Bang Medical Technology Ltd. ——Cryocare Surgical System
6、	other third-party tumor cryoablation system

3.5.	次级经销商。在不影响其独家经销权的前提下，美敦力有权向其关联方和其他第三方授予分许可，授权他们于有效期内在授权经销区域内经销和推广授权产品，而无需获得爱斯克事先同意。出于该目的以及在必要时，美敦力向他们授予分许可，以在授权经销区域内根据爱斯克给予美敦力的相同条款、条件及约束使用本协议附件六爱斯克专有知识（定义见下文）。

Sub-distributors. Without prejudice to its Exclusive Rights, MDT has the right to grant sublicense to its Affiliates and other third parties to distribute and promote the Products in the Territory within Term, without the prior consent of IceCure. For this purpose and to the extent necessary, MDT shall grant them sublicenses to use the IceCure Proprietary Knowledge (as defined below) in Annex VI of this Agreement in the Territory under the same terms, conditions, and restraints as IceCure granted to MDT.

3.6.	有限授权。本协议无意（亦不得被解释为）在爱斯克、北京图灵和美敦力之间建立任何代理关系、合资关系、合伙关系或雇主-雇员关系。美敦力将仅作为独立承包商行事。

Limited Authority. This Agreement is not intended to, nor should it be construed as creating any agency, joint venture, partnership or employer-employee relationship among IceCure, Turing and MDT. MDT will act as an independent contractor.

3.7.	联合指导委员会。各方应成立一个联合指导委员会，协调各方与本协议有关的业务战略和活动。联合指导委员会的详细管理规定见附件七。

Joint Steering Committee. The Parties shall form a Joint Steering Committee to coordinate their business strategies and activities related to this Agreement. Detailed governance rules of the Joint Steering Committee are specified in Annex VII.

4. 授权产品

PRODUCTS

4.1.	产品可得性。爱斯克应促使IceCure Medical Ltd.全权负责向北京图灵持续及时供应授权产品，北京图灵应全权负责向美敦力持续及时供应授权产品，保持授权产品的可得性。

Product Availability. IceCure shall procure IceCure Medical Ltd. to timely supply Products to Turing in full responsibility, and Turing shall be responsible for timely supplying Products to MDT, and maintain the availability of Products.

4.2.	产品变更。爱斯克在预期发生以下变更时应通知美敦力：（i）影响授权产品质量、设计和功能（即授权产品的形式、适用性和功能）的任何变更，而该等变更就授权产品而言，可能带来功能增强、质量改善、成本降低或监管要求变化等；或（ii）授权产品届时有效的监管批准可能未涵盖的其他任何变更（统称“产品变更”）。

Product Changes. IceCure shall notify MDT when it contemplates: (i) any changes affecting the quality, design, and function of the Products (i.e., the form, applicability, and function of the Products) that may lead to enhancement, quality improvement, cost reduction, or changes in regulatory requirements of the Products; or (ii) any other changes that may not be covered by the effective Regulatory Approval of the Products then (collectively, the “Product Change”).

爱斯克应尽快通知美敦力任何产品变更，以便美敦力评估该等产品变更的影响，包括获得任何监管批准的准备时间（如适用）。在实施任何建议的产品变更之前，爱斯克应向美敦力提供充足的库存产品，以便美敦力能够在获得该等授权产品更改所需的所有监管批准之前维持销售。爱斯克和美敦力将友好协商因产品变更而需要对最低采购金额进行的调整。

IceCure shall notify MDT any Product Changes as soon as possible for MDT to assess the impact of such Product Changes, including the lead time to obtain any Regulatory Approvals (if applicable). IceCure shall provide MDT with sufficient inventory of Products before any proposed Product Change is implemented, so as to allow MDT to sustain its sales until all Regulatory Approvals are obtained for these Product Changes. IceCure and MDT shall negotiate the adjustments of Minimum Purchase Target caused by Product Changes in good faith.

爱斯克应负责并自行承担下述事项的费用：（i）对产品变更进行资格认定、验证和实施;（ii）申请并获得该等产品变更所需的监管批准。
IceCure shall be responsible for, at its own costs and expense: (i) qualification, verification, and implementation of Product Changes; and (ii) applying for and obtaining Regulatory Approvals required for such Product Changes.

美敦力可提出任何产品变更的建议，爱斯克应尽合理努力评估该等提议的产品变更。在实施美敦力提出的任何产品变更之前，爱斯克和美敦力应评估（i）该等产品变更所需的时间和预算，并就分担相关成本达成一致意见，以及（ii）对相关授权产品的经销价格可能产生的影响（如有）。

MDT may propose Product Changes, and IceCure shall make reasonable efforts to appraise such proposed Product Changes. Before implementing the Product Changes proposed by MDT, IceCure and MDT shall assess (i) the time and budget required by the Product Changes and agree upon the sharing of the related costs, and (ii) the impacts (if any) on the distribution prices of the relevant Products.

4.3.	样机和样品。爱斯克应向美敦力免费提供 [**]台注册用液氮外科冷冻治疗设备作为样机和 [**]把一次性消融针作为临床支持样品，样机所有权归属爱斯克所有，美敦力拥有使用权，一次性消融针样品经临床使用后报废。爱斯克与北京图灵同意，在第一个合同年度（定义见下文）内向美敦力提供液氮外科冷冻治疗设备与一次性消融针的样品折扣，其中液氮外科冷冻治疗设备样品采购量不超过 [**] 台，一次性消融针样品采购量不超过 [**]）把，用于市场推广，样品采购价格为授权产品经销价格的 [**]%。爱斯克应确保样品和样机满足中国适用法律法规规定的质量要求，适合对人体的临床应用。为避免疑义，美敦力根据本条实际采购液氮外科冷冻治疗设备的金额计入美敦力达成的最低采购金额。

Sample Equipment and Sample Consumables. IceCure shall provide MDT with [**] Liquid Nitrogen Surgical Cryoablation Equipment as sample (for registration) and [**] units of Disposable Ablation Probes as clinical support samples for free. IceCure has the title to the sample equipment and MDT has the right to use. The Disposable Ablation Probe samples are scrapped after clinical use. IceCure and Turing agree to provide MDT with discount to orders of Liquid Nitrogen Surgical Cryoablation sample equipment and Disposable Ablation Probe sample within The First Contract Year (as defined below), during which period there should be no more than [**] samples of Liquid Nitrogen Surgical Cryoablation Equipment and no more than [**] samples of Disposable Ablation Probe for market promotion. The sample’s purchase price shall be [**]% of the Distribution Price of the Products. For the avoidance of doubt, the amount of Liquid Nitrogen Surgical Cryoablation Equipment sample actually purchased by MDT according to this section shall be counted into the Minimum Purchase Target.

北京图灵承诺于本协议终止或到期后无条件回购由美敦力向北京图灵采购且经各方认定仍能正常使用的液氮外科冷冻治疗设备样品，回购价格按以下公式计算：

Turing promises to unconditionally repurchase the Liquid Nitrogen Surgical Cryoablation Equipment samples purchased from Turing by MDT, which confirmed by the Parties are still in normal use, upon termination or expiration of this Agreement, the repurchase price is calculated according to the following formula:

回购价格 = 美敦力实际支付的采购价格×液氮外科冷冻治疗设备样品回购年份对应的折扣比例

Repurchase Price = purchase price actually paid by MDT × Discount Rate at the Repurchase Year of the Liquid Nitrogen Surgical Cryoablation Equipment samples

回购年份（即回购日期距美敦力购买主机设备样品发票日期的期间，不足一年的以一年计）

Repurchase Year (i.e. the period between the repurchase date and the invoice date of MDT’s purchase of the equipment sample, and the period less than one year is counted as one year)

折扣比例（按年折旧率[**]%，具体如下） Discount Rate (depreciation rate [**]%, specified as below)
第一年 First Year	[**]%
第二年 Second Year	[**]%
第三年 Third Year	[**]%

4.4.	产品保修和效期

Product Warranty and Expiration Date

北京图灵需为提供的授权产品提供装机后一(1)年标准保修，为样机提供发货后两（2）年保修，其中，样机发货后第二年为关键零部件保修（详见附件四）。北京图灵应当负责授权产品的售后服务，包含但不限于装机、检测、维修、维修配件储备、处理产品质量问题投诉、配备专业技术人员负责每台设备产品实际销售后的装机、临床培训与技术服务等，并应当承担保修期内因修理、更换和其他保修事宜而产生的费用。如因特殊原因造成个别授权产品在渠道中库存时间过长，北京图灵和美敦力可以在友好协商前提下适当延长该授权产品的保修期。

Turing shall provide one (1) year standard warranty for the Products after installation, and two (2) year warranty for the equipment sample after shipment, and the second warranty year of equipment sample is the warranty for key parts (see Annex IV for details).Turing shall be responsible for the after-sale services of the Products, including but not limited to installation, testing, maintenance, spare parts storage, handling complaints about product quality problems and allocating professional technicians to be responsible for the installation, clinical training and technical services of each equipment after the actual sale, and shall bear the costs and expenses incurred due to repairs, replacement and other warranty matters during the warranty period. If individual Products have been kept as inventory longer than usual period for special reasons, Turing and MDT may negotiate in good faith to appropriately extend the warranty period of such Products.

在保修期内，若因授权产品返修而导致医院无法使用，北京图灵需免费提供不超过两（2）台备用机。

Within the warranty period, if the hospital is unable to use the Product due to product repair, Turing shall provide no more than two (2) backup devices free of charge.

对美敦力库存的近效期小于6个月的库存产品，美敦力将自行决定是否销毁，该销毁产品的损失由美敦力自行承担。

For the Products in MDT inventory with expiration date in less than 6 month, MDT will decide whether to destroy such Products, and the loss of the destroyed products shall be borne by MDT itself.

4.5.	售后服务

After-sales Service

在保修期外，美敦力及美敦力的二级经销商有权向北京图灵购买相关的售后服务项目（如保修维修服务等），并向终端用户销售该售后服务项目，售后服务项目的具体价格及服务内容见附件四。为避免歧义，美敦力仅负责终端用户装机后的临床技术支持服务，不负责实际的产品保修或维修服务，除本协议另有约定外，因产品质量问题造成的相关纠纷或相关责任由爱斯克和/或北京图灵承担。

Upon expiry of the warranty period, MDT and MDT’s sub-distributors have the right to purchase Turing’s relevant after-sales service items (such as warranty and maintenance services) and sell such after-sales service items to end users. The specific price and service content of after-sales service items are listed in Annex IV. For the avoidance of doubt, MDT is only responsible for the clinical technical supporting services after installation of the end users, and is not responsible for the actual product warranty or maintenance services. Unless otherwise agreed in this Agreement, the relevant disputes or liabilities caused by Products quality problems shall be borne by IceCure and/or Turing.

4.6.	新产品

New Products

爱斯克应在本协议有效期内不定期地向美敦力提供有关爱斯克或其关联方开发的本协议中授权产品的新一代或下一代（“新产品”）的信息。如（i）本协议有效期内，新产品在授权经销区域获得上市许可且（ii）爱斯克即将或考虑委派经销商在授权经销区域推广和分销新产品；或爱斯克自主或应医院等机构要求向授权经销区域推广和经销产品变更或新产品，爱斯克应将该等产品优先作为本协议项下授权产品向美敦力供货，届时各方就新产品的经销价格及最低采购金额等条款另行达成补充协议后，新产品被视为本协议项下的授权产品，该等补充协议有特殊约定的从其约定，如无约定则适用本协议的条款。

IceCure shall furnish information regarding new generation or next generation of the Products (the “New Products”) developed by IceCure or its Affiliates to MDT from time to time during the Term of this Agreement. If (i) during the Term of this Agreement, New Products obtain the marketing authorization in the Territory, and (ii) IceCure is about to or considering appointing the distributor to promote and distribute the New Products in the Territory; or, IceCure independently or at the request of hospitals and other institutions to promote and distribute Product Changes or New Products in the Territory, then IceCure shall give priority to such products as the Products under this Agreement and supply them to MDT. At that time, after the Parties reach a supplementary agreement with respect to Distribution Price, Minimum Purchase Target and other terms of the New Products, the New Products shall be regarded as the Products under this Agreement. If there are special agreements in such supplementary agreements, they shall prevail; otherwise, the terms of this Agreement shall be applied.

5. 经销价格；最低采购金额

DISTRIBUTION PRICE And MINIMUM PURCHASE TARGET

5.1.	经销价格。附件二列出了本协议有效期内各授权产品适用的经销价格 (含增值税)。

Distribution Price. The Distribution Prices of Products during the Term of this Agreement are set forth in Annex II (including VAT).

5.2.	最低采购金额。附件三列出了本协议有效期内各合同年度的最低采购金额（“最低采购金额”）。第一个合同年度（定义见下文）为美敦力排他性权利的保护期，在此期间，本协议项下的独家经销安排将持续有效，无论美敦力对最低采购金额的达成情况。从第二个合同年度（定义见下文）开始，如美敦力未能在任何合同年度满足当年的最低采购金额，爱斯克可选择（i）将美敦力的排他性权利转换为非排他性权利，或（ii）终止本协议，且爱斯克享有库存处理选择权（定义见下文）。

Minimum Purchase Target. The Minimum Purchase Target (“Minimum Purchase Target”) set for each contract year during the Term of this Agreement is set forth in Annex III . The First Contract Year (as defined below) is the protection period for the Exclusive Rights of MDT, during which the exclusive distribution arrangement under this Agreement will remain in effect regardless of MDT’s achievement of the Minimum Purchase Target. From The Second Contract Year (as defined below), if MDT fails to meet the Minimum Purchase Target in any contract year, IceCure can choose to (i) convert MDT’s Exclusive Rights into non-exclusive rights, or (ii) terminate this Agreement and IceCure shall have the Inventory Disposal Option (as defined below).

最低采购金额以爱斯克与美敦力之间的独家经销安排为基础确定。如果美敦力的排他性权利被转换为非排他性权利，美敦力将不再受本协议中对其施加的任何排他性要求的约束，也不再受任何最低采购金额的约束。

Minimum Purchase Target is based on the exclusive distribution arrangement between IceCure and MDT. If the Exclusive Rights of MDT are converted into non-exclusive rights, MDT will not be subject to any exclusive requirements in this Agreement and not be bound by any Minimum Purchase Target.

各方通过联合指导委员会每半年讨论一次前半年最低采购金额的达成情况和下半年销售情况的预测，如美敦力预测无法达成最低采购金额，各方将通过联合指导委员会协商讨论市场战略及销售计划，制定切实可行的执行计划，以期达成销售目标。

The Parties shall discuss through Joint Steering Committee the achievement of Minimum Purchase Target in the first half of the year and forecast the sales in the second half of the year. If MDT predicts that it cannot achieve the Minimum Purchase Target, the Parties shall discuss the market strategy and sales plans through Joint Steering Committee and formulate a practical implementation plan to achieve sales targets.

5.3.	首笔订单。自开始日期后十五（15）日内，美敦力向北京图灵一次性采购 [**]液氮外科冷冻治疗设备，作为首笔订单，用于基础库存储备，并在首笔订单下单后的九十(90)个自然日内交付。

The First Order. Within fifteen (15) days after the Start Date of this Agreement, MDT shall purchase [**] Liquid Nitrogen Surgical Cryoablation Equipment at one-time from Turing as the first order for basic inventory storage for delivery within ninety (90) calendar days after the first order is issued.

5.4.	发票和货币。美敦力应向北京图灵采购授权产品且将北京图灵作为授权产品的唯一采购来源，接收北京图灵开具的合法有效的票据。美敦力应在下订单后十五（15）个自然日内支付该笔订单总金额的25%，在收到北京图灵提供的该笔订单货物到达中国港口并完成清关且取得相应证明材料后二十（20）个自然日内支付该笔订单总金额的50%，在收到该笔货物及相应发票后十五（15）个自然日内支付该笔订单总金额的25%。发票应以本协议约定的经销价格为准开具。

Invoice and Currency. MDT shall purchase Products from Turing, taking Turing as the sole source of Products procurement, and receive legitimate and valid invoices and receipts from Turing. MDT shall pay 25% of the total value of such purchase order within fifteen (15) days after placing the purchase order, shall pay 50% of the total value of such purchase order within twenty (20) days upon receiving the notification and relevant supporting documents provided by Turing that the goods of such order have arrived at the port of China and completed customs clearance, shall pay 25% of the total value of the purchase order within fifteen (15) days upon receiving the goods and related invoices of such order. Invoices shall be issued at the distribution price set forth in this Agreement.

所有款项须以人民币付至北京图灵的下述银行账户：

All payments shall be paid to the bank account of Turing below in RMB:

银行：招商银行股份有限公司北京亦庄支行

Bank: China Merchants Bank Co. LTD. Beijing Yizhuang Branch

账户持有人：北京图灵微创医疗科技有限公司

Account holder: Beijing Turing Medical Technology Co., Ltd.

账号：[**]

Account No.: [**]

5.5.	订单程序。除非美敦力和北京图灵另行约定，否则将使用经各方确认的美敦力采购订单订购产品，采购订单应至少提供产品的识别信息和列出采购的数量、确认的价格、交付日期、运输指示、配送地址和收货验收代表。美敦力可【以邮件邮寄、电子邮件方式向北京图灵发送书面订单或通过医疗器械进销存管理软件提交采购订单】。如果北京图灵收到采购订单后三（3）个工作日之内未对采购订单提出书面异议，则视为北京图灵已接受采购订单；此外，除各方另有约定外，在订单下的授权产品数量未超出美敦力根据第5.6条提供的每月预测时，北京图灵不得拒绝美敦力的订单。若北京图灵确有合理理由拒绝某一采购订单的，北京图灵应通知美敦力，且美敦力需相应修改该采购订单。所有订单受本协议条款及条件的约束，除各方另有约定或不可抗力因素外，其他任何条款或条件均不得对任何订单进行修改。

Purchase Order Procedure. Unless otherwise agreed by MDT and Turing, the purchase order of MDT, confirmed by the Parties, shall be employed to purchase products. The purchase order shall, at least, provide the product identification information and list the quantity purchased, confirmed price, delivery date, shipping instructions, delivery address, and the delivery acceptance representatives.MDT may send written purchase order to Turing through mails and/or emails to Turing, or place purchase order to Turing through Medical equipment purchase, sale and inventory management system. If Turing does not raise a written objection to the purchase order within three (3) business days after receiving the purchase order, Turing shall be deemed to have accepted the purchase order. Besides, unless otherwise agreed by the Parties, Turing shall not reject MDT’s purchase order, provided that the volume of Products under the order does not exceed the monthly forecast provided by MDT pursuant to Section 5.6. If Turing has reasonable reasons to reject a purchase order, Turing shall notify MDT, and MDT shall modify the purchase order accordingly. All orders will be governed by the terms and conditions of this Agreement and, unless otherwise agreed by the Parties or due to force majeure, any other terms or conditions shall not modify any order.

北京图灵接收美敦力采购订单的邮寄地址为: 【北京市房山区弘安路87号院8号楼4层401室】，联系人：【赵岭岚】；传真：【010-52138166】；电子邮箱：【operation@turingmedical.cn 】；美敦力接收北京图灵书面确认函或异议函、发票的邮寄地址为【北京市房山区弘安路87号院8号楼4层401室】， 联系人：【赵岭岚】；传真：【010-52138166】；电子邮箱：【operation@turingmedical.cn】。

The mailing address of Turing for receiving purchase orders from MDT is: ***, name of contact: ***; fax: ***; email address: ***; The mailing address of MDT for receiving written confirmation letters, objection letters, and/or invoices from Turing is ***, name of contact: ***; fax: ***; email address: ***.

5.6.	预测。除非双方另有书面约定，美敦力应在开始日期之前且不迟于每个日历年开始前九十(90)天，向图灵提供其每年对产品的预期需求的十二(12)个月的滚动预测(“预测”)。预测应包括每种产品和一次性耗材产品的数量以及要求的交货日期。美敦力应每三(3)个月更新其预测，并对随后的九(9)个月进行预测和展望。

Forecasts. Unless otherwise agreed by the Parties in writing, MDT shall provide Turing by the Start Date and not later than ninety (90) days prior to the beginning of each calendar year with a twelve (12) months rolling forecast of its projected requirements for the Products each year (the “Forecast”). The Forecast shall include reference to the quantities of each Product and Disposable and requested delivery dates of the same. MDT shall update its forecast every three (3) months with a forecast and an outlook for the subsequent nine (9) months period.

5.7.	交付。北京图灵应负责授权产品的合法进口与配送（限于配送至美敦力指定仓储/外观验收地点）。参照美敦力的预测，北京图灵将按照各方共同确定的时间表供应和运送授权产品，并保持充足的授权产品库存数量，以便满足对授权产品的合理预期需求。

Delivery. Turing shall be responsible for the legitimate importation and distribution (limited to delivery to MDT’s designated warehouse/appearance inspecting location) of the Products. Referring to MDT’s forecast, Turing shall supply and ship the Products according to the schedule jointly determined by the Parties, and maintain sufficient inventory of the Products to meet the reasonably expected demand for the Products.

除非各方另行规定或不可抗力因素，北京图灵应在收到并接受美敦力订单后90个工作日内完成交货，按照美敦力的指示将订购的授权产品按2020年版《国际贸易术语解释通则》项下的DPU条款交付至美敦力指定的场所，且保证交付授权产品符合本协议要求（包括但不限于质量要求）的比例不低于100%。

如果延迟交货超过三十(30)个工作日， 美敦力有权通过书面通知爱斯克和/或北京图灵取消该订单的全部或部分，而不承担任何责任。

Unless otherwise agreed by the Parties or due to force majeure, Turing shall deliver within ninety (90) business days after receiving and accepting orders from MDT, delivering the ordered Products to the location designated by MDT in accordance with the DPU term under Incoterms 2020 and shall ensure the proportion of the delivered Products meeting the requirements of this Agreement (including but not limited to quality requirements) shall be not lower than 100%.

In the event the delay in delivery exceeds thirty (30) business days, MDT shall be entitled to cancel such order, in whole or in part, by written notice to IceCure and/or Turing, without incurring any liability.

爱斯克和北京图灵须保证交付货物的外包装标签、产品外观信息、产品说明书中的产品信息与注册证一致。爱斯克和北京图灵须保证货物外观符合验收标准，即外包装无损坏、浸泡、变形等。

IceCure and Turing shall ensure the outer packing label, product appearance and product information in the Instruction For Use (IFU) of the delivered goods are consistent with the registration certificate. IceCure and Turing shall ensure the appearance of the goods meets the acceptance standards, that is, the outer packaging is free from damage, soaking, deformation, etc.

北京图灵须保证向美敦力交付的所有授权产品中一次性消融针部分在北京图灵发货日将至少具有标签保质期的60%，即三（3）年。

Turing shall ensure that, as of the shipment date from Turing, the Disposable Ablation Probes of Products delivered to MDT shall have at least 60% of the label shelf life, which is three (3) years.

5.8.	验收。若美敦力对收到产品无异议，美敦力授权代表应在收到产品当日在产品验收单上签字签收货物；美敦力确有合理理由拒绝接收某一采购订单的，应立即书面通知北京图灵，如美敦力收到产品后三（3）个工作日内未对产品提出书面异议，则视为验收合格。爱斯克和北京图灵同意美敦力收货时之验收仅说明产品的外在状况符合本协议约定，如验收合格后，美敦力发现产品存在任何内在的产品瑕疵，经各方确认或生效判决认定存在产品质量问题的，爱斯克和北京图灵仍应对终端用户承担相应的责任。

Acceptance. If MDT has no objection to the Products received, MDT’s authorized representative shall sign on the product acceptance sheet on the day receiving the Products; if MDT has a reasonable reason to refuse to accept a purchase order, MDT shall immediately notify Turing in writing, and if MDT fails to raise a written objection within three (3) business days after receiving the Products, it shall be deemed as acceptance. IceCure and Turing agree that the acceptance of receiving the goods of MDT indicates only that the outer conditions of the Products conform to this Agreements; if MDT found any inner defects of the Products after acceptance, which confirmed by the Parties or determined by the Effective Judgment as product quality problems, IceCure and Turing shall still bear corresponding liabilities to end users.

美敦力验收后，若实际装机产品存在开箱即损，包括液氮外科冷冻治疗设备与一次性消融针产品基础功能失效，经各方认定非美敦力和/或终端用户的人为因素，或美敦力及其授权方仓储、保管不善或未按产品说明运输、装卸等造成的损毁，则由北京图灵进行问题货品的换货。

After MDT’s acceptance, if the actual installed Products are damaged immediately after opening the box, including the failure of the basic functions of the Liquid Nitrogen Surgical Cryoablation Equipment and Disposable Ablation Probes, Turing shall replace the defective Products, provided that the failure is not due to human factors of MDT and/or end users, nor caused by the inappropriate storage, transportation, loading or unloading not according to product manual as confirmed by the Parties.

美敦力依法不承担因产品质量问题造成的纠纷与法律责任，但美敦力接收货物后发生的非因产品质量问题造成的产品损毁与风险以及司法或行政机关确认美敦力承担相应责任的除外。美敦力进行的检验，不免除爱斯克和北京图灵对授权产品质量应承担的责任，也不得排除美敦力对该次订单的拒收权。

MDT shall not be liable for disputes and legal liabilities caused by the quality of products according to law, except for the product damages and risks not caused by product quality problems after MDT receives the goods, and the corresponding liabilities confirmed by the judicial or administrative authorities. The inspection conducted by MDT shall not exempt IceCure and Turing from the liabilities for the quality of the Products, nor exclude MDT’s right to reject such order.

5.9.	紧急应变能力。美敦力采购订单如超过预测订购量的，各方可通过联合委员会积极协商，爱斯克和北京图灵应在尽合理努力的基础上，在收到超过预测订购量的采购订单的九十 (90) 天内，具有满足超过预测产品订购量至少50% 的能力。

Emergency Management. If the purchase order of MDT exceeds the forecasted volume, the Parties shall actively negotiate through the Joint Steering Committee, and IceCure and Turing shall, on their reasonable efforts, be able to meet at least 50% more than forecasted volume within ninety (90) days after receiving the purchase order.

6. 招标和投标；营销

TENDERING And BIDDING; MARKETING

6.1.	中标信息。各方确认，在签署本协议之前，爱斯克和北京图灵向美敦力提供了以下信息：有关每种授权产品是否中标的省市级投标信息和中标授权产品在授权经销区域的中标价格的信息（“中标信息”），以及此类中标信息的任何书面证明，包括但不限于招投标当局维护的在线资料库的截屏或招投标当局签发的任何其他文件，并包含此类中标信息。

Bid-winning Information. The Parties acknowledge that, prior to the execution of this Agreement, IceCure and Turing have provided MDT with the following information: regarding whether each Product has won any provincial or city level bidding and the bid winning price of each Product in the Territory (“Bid-winning Information”), along with any written proof of such Bid-winning Information, including but not limited to the screenshot of the online database maintained by the bidding and tendering authority or any other documents issued by the bidding and tendering authority and containing such Bid-winning Information.

在本协议有效期内，如果向美敦力提供的中标信息有任何变更或更新，爱斯克和北京图灵应及时通知美敦力。

During the Term of this Agreement, IceCure and Turing shall keep MDT timely informed of any changes or updates to the Bid-winning Information that has been provided to MDT.

美敦力可以根据中标信息的变更要求调整本协议约定的以下条款：（i）最低采购金额（如本协议第5.2条所述）;和/或（ii）经销价格（如本协议第5.1条所述）。

MDT may, propose to adjust the following terms under this Agreement based on Bid-winning information: (i) Minimum Purchase Target (as described in Section 5.2 of this Agreement); and/or (ii) Distribution Price (as described in Section 5.1 of this Agreement).

6.2.	招标投标。美敦力及美敦力授权的二级经销商为授权经销区域内授权产品的合法投标主体，除少数特定招标项目须由IceCure Medical Ltd.或爱斯克作为投标主体外，其他任何投标方不具备投标的有效性与合法性。

Tendering and Bidding. MDT and sub-distributors authorized by MDT are the valid bidders for the Products in the Territory, except for specific tendering projects that require IceCure Medical Ltd. or IceCure as the bidder, and any other bidder is not qualified for the Products’ bidding.

应美敦力要求，爱斯克将提供必要的授权产品信息或协助美敦力准备相关文档和程序性事务，以便利美敦力在授权经销区域开展市场准入活动和经销授权产品。

As requested by MDT, IceCure shall provide necessary Products information or assist MDT in preparing relevant documents and procedural affairs to facilitate MDT to carry out market access activities and distribute Products in the Territory.

6.3.	商业启动计划。美敦力及爱斯克应为授权产品的初次启动制定商业启动计划和时间表，并考虑以下活动所需的时间：（i）逐步替换当前第三方次级经销商和投标人，并将客户合同从爱斯克或北京图灵或其现有经销商转到美敦力或美敦力授权的次级经销商，以及；（ii）准备启动工作，建立经销能力。各方应尽最大努力在适当时候完成上述业务过渡活动。

Commercial Launch Plan. MDT and IceCure shall develop a commercial launch plan and timeline for the initial launch of Products, by taking into consideration the time necessary (i) to gradually replace current third-party sub-distributors, bidders, and transfer customers’ contracts from IceCure, Turing or its current distributors to MDT or a sub-distributor authorized by MDT and; (ii) to prepare for the launch and establish distribution capabilities. The Parties shall use their best efforts to complete these business transition activities at an appropriate time.

6.4.	定价策略。爱斯克委托美敦力协助完成授权产品的市场准入工作（产品收费项目）。美敦力对授权产品的销售价格与市场准入（产品收费项目）享有议价权，经各方共同协定后，建立合理的市场准入和定价策略。

Pricing strategy. IceCure entrusts MDT to assist in the market access of Products (product charging items). MDT has the right to negotiate the sales price and market access (product charging items) of Products. and establish a reasonable market access and pricing strategy after mutual agreement among the Parties.

6.5.	推广和营销。各方将共同在授权经销区域推广授权产品。根据本协议和适用法律及所有标签要求，此类营销和销售应在已获得监管批准的区域进行。

Promotion and marketing. the Parties will jointly promote Products in the Territory. Such marketing and sales shall be conducted in areas where regulatory approval has been obtained in accordance with this Agreement and applicable law and all labeling requirements.

美敦力负责（i）授权产品在授权经销区域的市场推广，包括但不限于配备销售团队和市场人员、参与市场活动、提供终端用户装机后必要的临床技术支持服务；（ii）举办授权产品在授权经销区域的专业医学教育活动，提供合适的活动场地，并有权要求爱斯克和北京图灵提供活动相关教育材料、人员等方面的支持。

MDT shall be responsible for (i) Products marketing and promotion within the Territory, including but not limited to equipping sales team and marketing personnel, participating in marketing activities, and providing end users with necessary clinical technical support services after installation of the equipment; (ii) holding professional medical educational events for the Products in the Territory and providing feasible venues for such events. MDT has the right to request support from IceCure and Turing to provide educational materials and personnel related to the events.

爱斯克负责对美敦力员工提供相关的授权产品培训与教育，配备对应的市场与教育人员，包括但不限于提供产品销售资料、临床技术服务、临床教育、市场信息等。该等培训应在美敦力的场所或由爱斯克和美敦力确定的其他地点以中文开展，并事先约定日程安排。爱斯克和美敦力应承担其各自的培训活动所产生的费用。

IceCure is responsible for providing relevant training and education to MDT employees on Products and equipping counterparts with market and educational staff, including but not limited to providing information on product sales, clinical technical services, clinical education, market information, etc. Such training should be conducted in Chinese at MDT’s site or other sites identified by IceCure and MDT with prior scheduling. IceCure and MDT shall bear the costs incurred in their respective training activities.

爱斯克应自负费用，负责准备授权产品的所有标签、包装、使用说明手册，并按照美敦力要求的语言，按其要求不时提供数量合理的产品使用说明手册，供美敦力销售和营销使用。爱斯克不应无理拒绝采纳美敦力对此等材料的合理变更要求。

IceCure shall prepare, at its own expense, all labeling, packaging, product instruction manual of the Products and provide, per MDT’s request from time to time, a reasonable number of instruction manual for sale and marketing purposes for MDT in its requested language. IceCure shall not unreasonably refuse to adopt reasonable change requirements from MDT for such materials.

6.6.	品牌。美敦力将在爱斯克的品牌、标签、包装下推广和经销授权产品。为此，爱斯克应授予美敦力一项许可费已付清、可分许可的权利和许可，以授权美敦力在本协议有效期内，为执行本协议之目的，在授权经销区域使用附件六所列的爱斯克商标（“爱斯克商标”）。爱斯克进一步声明并保证，爱斯克商标已在中国正式注册，且爱斯克将在本协议有效期内，承担维持该等注册的有效性的责任。

在本协议终止且美敦力不再经销授权产品的情况下，美敦力应停止并避免使用IceCure的任何品牌、商标或任何发音类似的标识，或前述任何中文翻译或任何与前述发音类似的中文单词。

Branding. MDT shall promote and distribute the Products pursuant to IceCure’s branding, labelling, and packaging. For this purpose, IceCure will grant MDT a royalty fully paid, sublicense-able license to use IceCure’s trademarks listed in Annex VI (the“IceCure Trademarks”) in the Territory during the Term for the purpose of executing this Agreement. IceCure further represents and warrants that the IceCure Trademarks are duly registered in China and IceCure shall take the responsibilities to maintain the validity of such registrations during the Term of this Agreement.

In case this Agreement is terminated and MDT no longer distributes the Product, MDT shall cease and refrain from using any of IceCure’s brand, trade mark, or any logo of similar pronunciation, or any Chinese translation of the foregoing or any Chinese word similar to the foregoing in pronunciation.

美敦力将可以选择在最终包装上再贴一个“美敦力分销”贴纸，但贴纸须事先通知爱斯克。贴纸的生产制造及加贴的成本应均由美敦力自行负责，但不得遮挡产品的外包装的任何文字部分。

MDT will have the option to attach an additional “Distributed by MDT” sticker to the final finished packages of Products, but should notify IceCure in advance. The cost of manufacturing and labelling stickers shall be borne by MDT, and such stickers shall not obscure any text part of the outer package of the Products.

6.7.	推广材料。爱斯克应向美敦力免费提供美敦力推广活动所需或有助于该等活动的全部相关信息、数据和材料（包括使用手册、插图、图片、标志、标识和广告语）（“爱斯克推广材料”）。美敦力有权使用全部爱斯克推广材料对授权产品进行推广，并制作用于授权产品推广的营销材料。此外美敦力有权要求爱斯克审查美敦力准备的营销材料，以确保其中的信息正确无误。

Promotional materials. IceCure shall provide to MDT free of charge all relevant information, data and materials (including instruction manuals, pictures, images, signs, logos and advertising slogans) necessary or useful for MDT’s promotion activities (“IceCure Promotion Materials”). MDT is entitled to use all IceCure Promotion Materials to promote the Products, and make marketing materials for the promotion of the Products. In addition, MDT may require IceCure to review the marketing materials prepared by MDT to ensure the information is correctly stated.

6.8.	信息交流。各方同意至少每三个月进行一次直接会晤或通过电话、电话会议、Skype或其他类似方式的间接会晤，确定相关目标和目的，监督关键活动的进度，分享关于市场和整体客户的见解和趋势。经各方一致同意，可调整上述共同回顾交流的频率。

Information Exchange. The Parties agree to meet regularly, either directly or by phone, teleconference, Skype, or any equivalent way, at least once every three months, to establish goals and objectives, monitor progress of key initiatives, share relevant market and general customer insights and trends. The frequency of this joint review may be adjusted by mutual consent of the Parties.

本协议有效期内，爱斯克及北京图灵应向美敦力转发所有与美敦力经销的授权产品相关的请求、咨询或其他销售线索，包括在签署日前爱斯克或其关联公司收到的相关销售线索。

During the Term of this Agreement, IceCure and Turing shall forward to MDT all requests, inquiries or other sales leads related to the Products distributed by MDT, including the relevant sales leads received by IceCure or its affiliates before the Signing Date.

6.9.	授权经销商。在本协议有效期内，美敦力有权公开表示其为授权产品的授权经销商，并在授权经销区域内对附件六中列明的带有爱斯克商标的授权产品进行广告宣传。美敦力及其关联方不得更改或移除商品上带有的爱斯克的任何商标，且在美敦力与第三方次级经销商的协议中要求次级经销商不得更改或移除商品上带有的爱斯克的任何商标。

Authorized Distributor. During the Term of this Agreement, MDT shall have the right to communicate to the public that it’s an authorized distributor of Products, and to advertise within the Territory such Products with IceCure Trademarks as listed in Annex VI. MDT and its Affiliates shall not alter or remove any IceCure Trademarks attached to the Products, and the agreement between MDT and the third-party sub-distributor shall require the sub-distributor not alter or remove any IceCure Trademarks attached to the Products.

6.10.	对询问的答复。在授权经销区域内，美敦力的员工可在推广授权产品的过程中对常规性的医疗问题给予答复，前提是该等答复均符合授权产品获批的标签信息。美敦力应将医疗专业领域提出的关于医疗信息及相关文件的全部其他查询及申请以及针对授权产品的任何投诉或售后查询请求转发给爱斯克。爱斯克应以其自身名义提供上述医疗信息和文件，并为其提供信息和文件的准确性负责。

Response to Inquiries. In the Territory, MDT’s employees may respond to routine medical inquiries in the process of promoting the Products, subject to the condition that all such responses are in compliance with the approved label information of the Products. MDT shall pass on to IceCure all other inquiries and requests for medical information and documents from the medical profession, and any complaints or after-sales enquiries with respect to the Products. IceCure shall provide such medical information and documents in its own name and be responsible for the accuracy of the information and documents provided.

7. 生产和质量要求

PRODUCTION AND QUALITY REQUIREMENTS

7.1.	各方应签署并遵守附件五的质量协议。爱斯克应负责确保：全部授权产品全面遵守在本协议有效期内有效的国家药监局的各项适用规定。

The Parties shall sign and shall comply with Quality Agreements as outlined in Annex V. IceCure shall be responsible for ensuring that all the Products are in full compliance with applicable NMPA regulations effective during the Term of this Agreement.

8. 知识产权

INTELLECTUAL PROPERTY

8.1.	爱斯克专有知识。爱斯克确认，爱斯克及其关联方拥有对授权产品的规格、临床数据及其他相关知识产权的所有权（“爱斯克专有知识”）。爱斯克应授予美敦力一项独家的、许可费已付清、可分许可的许可，授权美敦力在本协议有效期内，在授权经销区域使用、销售、许诺销售、推广、经销授权产品或为履行本协议之目的，使用本协议附件六所列爱斯克专有知识。该等许可不视为亦不构成爱斯克专有知识任何形式的转让。

IceCure Proprietary Knowledge. IceCure acknowledge that IceCure and its Affiliates have the ownership of the specifications, clinical data and other relevant intellectual property rights of Products (“IceCure Proprietary Knowledge”). IceCure shall grant MDT an exclusive, licensing fee fully paid and sublicensable license to use the IceCure proprietary knowledge listed in Annex VI to this Agreement, for the purpose of using, selling, offering to sell, promoting, distributing the Products or performing this Agreement in the Territory during the Term. Such license shall not be regarded as or constitute any form of transfer of IceCure Proprietary Knowledge.

美敦力陈述并保证，未经爱斯克或北京图灵另行授权，美敦力及其关联方和、或其人员不得在授权经销区域范围外销售、许诺销售、推广、经销授权产品和/或使用本协议附件六所列爱斯克和/或北京图灵专有知识；未经书面同意，不得将附件六中的专有知识用于本协议目的以外用途，不得从事仿制、冒用或其他侵犯爱斯克和/或北京图灵知识产权等合法权益的行为，否则爱斯克和/或北京图灵有权按照第14.1条第（1）项的规定终止本协议。美敦力在其与第三方次级经销商的协议中要求次级经销商及其人员遵守本8.1条的前述要求。各方确认：爱斯克和/或北京图灵在本协议项下许可美敦力使用的专有知识仅限于附件六所列的范围。

MDT represents and warrants that MDT, its Affiliates, and/or their personnel shall not sell, offer to sell, promote, distribute Products or use the proprietary knowledge of IceCure and Turing listed in Annex VI of this agreement outside the Territory without the separate authorization of IceCure or Turing; without written consent, the proprietary knowledge in Annex VI shall not be used for purposes other than the purpose of this Agreement, and shall not engage in imitation, fraudulent use or other acts that infringe upon the intellectual property rights and other legitimate rights and interests of IceCure and/ or Turing, otherwise, IceCure and/or Turing shall have the right to terminate this Agreement in accordance with the Section of 14.1(1). MDT would require sub-distributors and their personnel to comply with the above requirements in this Article 8.1 in its agreements with third party sub-distributors. The Parties acknowledge that the proprietary knowledge licensed by IceCure and/or Turing to MDT under this Agreement is limited to the scope listed in Annex VI.

8.2.	专利维护。爱斯克应向美敦力提供，且美敦力应保持，与授权产品相关的充足的规格文档，以便美敦力能够根据其质量体系进行检验和分销。爱斯克应维护必要的已有专利并办理相关专利申请，以满足生产、委托生产、使用或销售授权产品的需要；该维护和申请义务应覆盖本协议有效期，相关费用由爱斯克承担。

Patent Maintenance. IceCure shall provide and MDT shall maintain sufficient specification documents related to Products so that MDT can inspect and distribute in accordance with its quality system. IceCure shall maintain necessary existing patents and handle relevant patent applications to meet the needs of producing, entrusting, using or selling Products; this maintenance and application obligation shall cover the Term of this Agreement, and the relevant expenses shall be borne by IceCure.

8.3.	保证。爱斯克陈述并保证，授权产品的生产、营销、经销、销售、进口、出口及使用均不侵犯任何第三方的知识产权。爱斯克应确保，在其发布授权产品之时，其授权产品不侵犯任何第三方的知识产权。

Warranties. IceCure represents and warrants that the production, marketing, distribution, sales, importation, exportation, and use of the Products will not infringe the intellectual property rights of any third party. IceCure shall ensure that Products will not infringe the intellectual property rights of any third party by the time of Product launch.

8.4.	当授权产品侵犯第三方知识产权时美敦力可行使的权利。若任何授权产品（或授权产品的任何部分或构成要素）或任何授权产品的任何设计、生产、制作、销售或经销流程（或流程的任何部分或构成要素）被控侵犯了任何第三方的知识产权（“侵权指控”），则美敦力有权在向爱斯克发出书面通知后，中止经销或推广被指控侵权的授权产品，直至该侵权指控涉及的司法机关或其他有权机关的终局生效判决、裁定（“生效判决”）认定授权产品不侵犯第三方知识产权；中止期间，美敦力不承担本协议项下被指控侵权的授权产品相关的义务和责任（包括但不限于最低采购金额）。如发生前述侵权指控，爱斯克应尽最大努力应对侵权指控涉及的争议解决程序，及时澄清第三方提出的侵犯知识产权的指控，并自行承担费用，使美敦力能够继续使用销售授权产品所必要的知识产权，直至本协议的最终有效期。

MDT’s rights if the Products Infringes Intellectual Property Right of third parties. If a Product (or any part or component of the Product) or any design, production, manufacture, sales or distribution process (or any part or component of the process) of any Product is alleged to infringe the intellectual property rights of any third party (“Infringement Allegation”), MDT shall have the right to suspend the distribution or promotion of the alleged infringing on Product upon written notice to IceCure until the final effective judgment and ruling (“Effective Judgment”) of the judicial authority or other competent authority involved in the infringement charge determines that the Products do not infringe on the intellectual property rights of the third party; during the suspension period, MDT will not bear the obligations and liabilities related to the Products alleged infringement under this Agreement (including but not limited to the Minimum Purchase Target). In case of the aforesaid infringement allegations, IceCure shall try its best to deal with the dispute resolution procedures involved in the infringement allegations, timely clarify the allegations of infringement of intellectual property rights raised by a third party, and at its own cost, so that MDT may continue to use the intellectual property rights necessary for selling the Products until the final Term of this Agreement.

如生效判决认定授权产品侵犯第三方知识产权，（1）美敦力有权立即从本协议中剔除该授权产品，并无须就此承担任何进一步义务或责任；（2）最低采购金额应扣除相当于上一合同年度购买被指控授权产品的金额；（3）美敦力还有权退回生效判决侵权认定所针对的授权产品库存（包括次级经销商要求退还给美敦力的生效判决侵权认定所针对的授权产品库存），爱斯克应退还该授权产品库存支付的购买价格；（4）爱斯克应使美敦力免于与如下事项相关且实际发生的责任、 损失、费用、成本或索赔（包括律师费）：如生效判决裁定美敦力为授权产品侵犯第三方知识产权承担连带责任。

If the Effective Judgment determines that the Products have infringed on the intellectual property rights of a third party, (1) MDT has the right to immediately remove the Products from this Agreement without any further obligations or liabilities; (2) the Minimum Purchase Target shall deduct the amount equivalent to the purchase of alleged Products in the previous Contract Year; (3) MDT shall be entitled to return inventory of the Products regarding which the Effective Judgment found infringement(including those requested by sub-distributors to be returned to MDT), and IceCure shall return the purchase price paid for the inventory of Products; (4) IceCure shall hold MDT harmless from any liability, loss, expense, cost or claim (including attorney’s fees) actually incurred in connection with the following matters: if the Effective Judgment determines that MDT shall be jointly and severally liable for the Products infringing any third party’s IP.

9. 退货

RETURN

9.1.	产品退货。出现以下情况时，美敦力有权向北京图灵退货：（1）美敦力验收时，授权产品标签保质期低于本协议约定的期限或授权产品已过使用期限；（2）因国家药监局发布公告或通知确认产品存在质量问题。

Product Returns. MDT shall be entitled to return Products to Turing in the following cases: (1) when MDT inspect the Products, a labelled shelf life is less than the period agreed in this Agreement or the Products have expired; (2) due to product quality problems confirmed by the announcement or notice issued by the NMPA .

9.2.	退货成本。北京图灵应当承担退货产品的运输、保险和替换成本。

Return costs. Turing shall bear the transportation, insurance and replacement costs of the returned products.

10. 保证；保险

WARRANTY; INSURANCE

10.1.	爱斯克的陈述和保证。爱斯克特此向美敦力及北京图灵陈述并保证：

Representations and Warranties of IceCure. IceCure hereby represents and warrants to MDT and Turing:

(i)	爱斯克应负责取得、维护和向美敦力提供授权产品在授权经销区域的合法性文件，包含但不限于国家药监局医疗器械注册证和第12.2条所述的监管批准、相关资质文件、招标技术文件等；

IceCure shall be responsible for obtaining, maintaining and providing MDT with documentation of the legitimacy of Products in the Territory, including but not limited to the medical device registration certificate of NMPA and the Regulatory Approvals, associated qualification documents, technical documents of the tender and the like referred to in Section 12.2;

(ii)	爱斯克及其关联方生产的任何授权产品均符合其标示和包装要求中所载的声明。美敦力经销的授权产品将由爱斯克或其关联方（而非美敦力）提供质保；

The Products produced by IceCure, and its Affiliates shall comply with the statement contained in its marking and packaging requirements. IceCure or its Affiliates (rather than MDT) shall provide the quality assurance to Products distributed by MDT;

(iii)	在根据使用说明正常使用并提供服务的情况下，授权产品在制作、设计或做工方面不存在质量缺陷。授权产品的生产符合适用法律法规的规定，并适合国家药监局批准的或已在国家药监局注册的使用说明或其他与授权产品相关的资料中载明的用途；

The Products shall be free of quality defects in terms of manufacture, design or workmanship under normal use and provision of services according to the instruction manual. The Products shall be produced in compliance with applicable laws and regulations and suitable for uses indicated in the instruction manual approved by NMPA or registered with NMPA or other information relevant to the Products;

(iv)	爱斯克及其关联方在授权产品定价、投标、履约、营销等过程中不存在届时有效的《医药价格和招采失信事项目录清单》或其他招采信用评价相关法规、制度中规定的失信事项。本协议有效期内，不存在导致授权产品在授权经销区域失去挂网资格或阻碍授权产品在授权经销区域药械集中采购平台正常交易的事项；

IceCure and its Affiliates shall have no dishonest matters specified in the then effective List of Medical Prices and Dishonest Items in Recruiting and Procurement or other relevant regulations and systems on credit evaluation of recruiting and procurement. During the Term of this Agreement, there shall be no events that cause the Products to lose the online listing qualification in the Territory or hinder the normal transaction of the Products in the Territory on the centralized medical equipment procurement platform;

(v)	爱斯克推广材料均符合国家药监局批准的或已在国家药监局注册的产品相关资料 ，包括但不限于授权产品的使用说明和获批的标签信息；

IceCure Promotion Materials shall comply with the relevant information on Products approved by the NMPA or registered with the NMPA, including but not limited to the IFU and approved labelling information on Products;

(vi)	爱斯克已取得其关联方IceCure Medical Ltd.的批准签署和履行本协议，并应促使IceCure Medical Ltd.配合本协议项下需要其作为生产厂家提供的书面文件和履行的行为；

IceCure has obtained approval from its Affiliates, IceCure Medical Ltd., to sign and perform this Agreement and shall cause IceCure Medical Ltd. to cooperate in providing written documentation and performing acts required as the manufacturer under this Agreement;

(vii)	爱斯克签署和履行本协议，不会违反其公司章程、内部规定、与第三方之间的合同、法律、法规、相关主管部门的批准或许可，或与之相抵触。爱斯克已经获得了履行本协议项下交易所必需的所有第三方同意或授权（如适用），且在本协议签署日后仍负责履行爱斯克对第三方持续有效承担的义务和责任。

The signing and performance of this Agreement shall not violate, or conflict with its Articles of Association, internal regulations, contracts with third parties, laws, regulations, approval or permissions from relevant authorities. IceCure has obtained consent or authorization from all third parties necessary for the performance of this Agreement (if applicable), and shall remain responsible for the performance of the continued and valid obligations and liabilities to the third parties after the Signing Date of this Agreement.

10.2.	美敦力的陈述和保证。美敦力特此向爱斯克及北京图灵陈述并保证：

Representations and Warranties of MDT. MDT hereby represents and warrants to IceCure and Turing:

(i)	美敦力签署和履行本协议，不会违反其公司章程、内部规定、与第三方之间的合同、法律、法规、相关主管部门的批准或许可，或与之相抵触。美敦力已经获得了履行本协议项下交易所必需的所有第三方同意或授权（如适用），且在本协议签署日后仍负责履行美敦力对第三方持续有效承担的义务和责任；

The signing and performance of this Agreement shall not violate, or conflict with, its Articles of Association, internal regulations, contracts with third parties, laws, regulations, approval, or permissions from relevant authorities. MDT has obtained consent or authorization from all third parties necessary for the performance of this Agreement (if applicable), and shall remain responsible for the performance of the continued and valid obligations and liabilities to the third parties after the Signing Date of this Agreement.

(ii)	美敦力、其关联方及其人员履行本协议时，应遵守本协议的合规要求；美敦力在与第三方次级经销商的协议中要求次级经销商及其人员经销授权产品时遵守本项的合规要求。

MDT, its Affiliates, and their personnel shall comply with the compliance requirements of this Agreement in the performance of this Agreement; and MDT shall require sub-distributors and their personnel to comply with the compliance requirements of this item when they distribute Products in its agreements with third party sub-distributors.

10.3.	北京图灵的陈述和保证。北京图灵特此向爱斯克及美敦力陈述并保证：

Representations and Warranties of Turing. Turing hereby represents and warrants to IceCure and MDT:

(i)	北京图灵有权向美敦力供应并交付授权产品，且授权产品在交付给美敦力时无任何留置权及其他权利负担；

Turing shall be authorized to supply and deliver the Products without any lien and other burden of rights at the time of delivery to MDT;

(ii)	北京图灵签署和履行本协议，不会违反其公司章程、内部规定、与第三方之间的合同、法律、法规、相关主管部门的批准或许可，或与之相抵触。北京图灵已经获得了履行本协议项下交易所必需的所有第三方同意或授权（如适用），且在本协议签署日后仍负责履行北京图灵对第三方持续有效承担的义务和责任；

The signing and performance of this Agreement shall not violate, or conflict with, its Articles of Association, internal regulations, contracts with third parties, laws, regulations, approval or permissions from relevant authorities. Turing has obtained consent or authorization of all third parties necessary for the performance of this Agreement (as applicable), and shall remain responsible for the performance of the continued and valid obligations and liabilities to third parties after the Signing Date of this Agreement;

(iii)	不得在授权经销区域外直接或间接推广或销售产品。

Not to promote or sell, directly or indirectly, the Products outside the Territory.

10.4.	爱斯克和北京图灵共同的陈述和保证。北京图灵同意共同且连带地承担爱斯克在本协议项下的责任。北京图灵承诺和确认：其已就前述连带责任承担取得内部权力机关的批准（如适用）。如爱斯克与北京图灵关于授权产品的合作提前终止，本协议将持续有效，且美敦力应取代北京图灵负责授权产品进口、产品经销、市场推广与售后服务，北京图灵应按照美敦力的要求配合将其在本协议和其他相关协议项下的权利和义务转移给美敦力，但转移生效日前已存在的北京图灵的义务和责任仍应由北京图灵承担。

Representations and Warranties of IceCure and Turing. Turing agrees to jointly and severally bear IceCure’s liabilities under this Agreement. Turing warrants and acknowledges that it has obtained its internal approvals (as applicable) with respect to the joint liabilities aforementioned. If the cooperation between IceCure and Turing on Products is terminated early, this Agreement shall continue to be effective, and MDT shall replace Turing to be responsible for importing, distributing, marketing and after-sales services of Products, and Turing shall cooperate to transfer its rights and obligations under this Agreement and other related agreements to MDT, however, the obligations and responsibilities of Turing existing before the effective date of the transfer shall still be borne by Turing.

10.5.	保险。在本协议有效期及本协议终止后合理期间内，爱斯克应为授权产品维持产品责任险，并可通过更新、续延或补充承保范围等适当的方式保持上述保险。

Insurance. During the Term and for a reasonable period after termination of this Agreement, IceCure shall maintain the product liability insurance for the Products and keep such insurance by renewal, extension or supplementary coverage or other appropriate means.

11. 保密义务

CONFIDENTIALITY

11.1.	根据本协议披露并意在受到保护的保密信息种类包括：本协议一方（“披露方”）向其他方（“接收方”）提供的全部技术和商业信息，包括但不限于：价格信息、商业秘密、供应商信息、工艺的数据资料、非公开的知识产权以及其他专有知识，包括本协议的存在和内容（以下合称“保密信息”），且该等保密信息应始终属于披露方的财产，且在未征得披露方事先书面同意的情况下，不得披露给任何第三方，依法披露的除外。

The type of confidential information to be disclosed and intended to be protected under this Agreement includes the following: all technical and commercial information, including but not limited to price information, trade secrets, supplier information, data sources from processes, non-public intellectual property rights and other proprietary knowledge, as well as the existence and content of this Agreement (hereinafter the “Confidential Information”) disclosed by any Party to the other Parties, where one Party (the “Disclosing Party”) furnishes information to the other (the “Receiving Party”), and such Confidential Information shall always be the property of the Disclosing Party and must not be disclosed to any third party without prior written consent of the Disclosing Party, unless disclosure is required by law.

接收方不得将披露方的保密信息用于除完成其在本协议项下义务之外的其他目的。接收方应如同保护自己类似重要程度的机密信息一样，采取同样的谨慎程度来保护披露方的机密信息，但在任何情况下均不得低于合理程度，以使其免遭未经授权的披露。保密信息只能披露给那些需要了解此类信息的董事、官员、雇员、代理人和顾问（统称为“代表”），以便该方能够评估此交易，且代表应受到同样的保密限制。任一方将对其代表对上述保密义务的违反而负责。

The Receiving Party shall not use any Confidential Information of the Disclosing Party for purposes other than fulfilling its obligations under this Agreement. The Receiving Party shall take the same degree of care to protect the Disclosing Party’s Confidential Information, but in no event less than a reasonable degree of care, from unauthorized disclosure, as if it were to protect its own Confidential Information of similar importance. Such Confidential Information shall be disclosed only to directors, officials, employees, agents, and consultants (collectively “Representatives”) who have a need to know such information to enable such Party to evaluate the transaction and subject to the same confidentiality restrictions. Each Party shall be held responsible for the breach of the confidentiality obligations described above by its representatives.

本条规定的保密义务在本协议终止或未延长后的两（2）年内持续有效。在本协议终止或未延长之时，各方必须相互返还或销毁对方提供的所有保密信息。有关本协议的公告或新闻发布须事先征得本协议各方的书面批准。

This obligation of confidentiality survives termination or non-renewal of this Agreement for two (2) years. Upon termination or non-renewal of this Agreement, the Parties must reciprocally return or destroy all confidential information provided by the other Parties. Announcements or press releases relating to this Agreement shall be subject to the prior written approval of each Party of this Agreement.

11.2.	各方在本协议项下的保密义务仅适用于以下保密信息：（a）书面披露的、且在披露时标注为具有保密性质；或（b）以其他方式披露的、并在披露之时指明其具有保密性质且在随后的三十（30）日内在提交给接收方代表的书面备忘录中总结并标注为具有保密性质；或（c）以发送给接收方的有形产品或资料的形式披露的保密信息。

Confidentiality obligations under this Agreement shall apply only to the following Confidential Information: (a) that is disclosed in writing and marked as confidential upon disclosure; or (b) that is disclosed in other means, and is designated as confidential at the time of disclosure and is summarized and marked as confidential in a written memorandum delivered to the Receiving Party’s Representatives within thirty (30) days thereafter; and; or (c) Confidential Information disclosed in the form of tangible products or materials sent to the Receiving Party.

11.3.	本协议项下的接收方对以下保密信息不负有保密义务：（a）接收方可通过其书面记录证明，在收到本协议项下的保密信息之前，其已知悉该信息；（b）本协议全面执行后，由第三方提供给接收方的保密信息，且该第三方拥有披露该信息的合法权利；（c）非因接收方违反本协议而已进入或成为在公众领域可获知的保密信息；或（d）经接收方书面记录证明，未参考接收方在本协议项下从披露方接收的保密信息，而由接收方或为接收方独立开发的保密信息。

The Receiving Party under this Agreement shall held confidentiality obligation with respect to the following Confidential Information: (a) the Receiving Party may, by its written records, certify that it has known this information before receiving it; (b) Confidential Information provided to the Receiving Party by a third Party who has legal right to disclose the information after this Agreement is fully executed; (c) is in or becomes available to the public other than through breach of this Agreement by the Receiving Party; or (d) as certified by the written records of the Receiving Party, Confidential Information developed independently by or for the Receiving Party without reference to the Confidential Information received from the Disclosing Party under this Agreement.

11.4.	除非本协议中另有明文规定，所有机密信息均属于披露方的财产。

All Confidential Information shall be the property of the Disclosing Party unless otherwise expressly set forth in this Agreement.

11.5.	除遵守适用法律、履行本协议项下的义务或行使本协议项下的权利所必需时，任一方不得拷贝或复制任何包含机密信息的材料。一经披露方要求，各方应交还或销毁（须出具书面证明）其他方提供的所有包含机密信息的材料（包括所有副本）。此外，本条的任何规定不得解释为需要删除备份介质、灾难恢复系统或其他电子数据存储系统、隐含数据或元数据中包含或存储的机密信息的任何条目。

Neither party may copy or duplicate any material containing Confidential Information, except when necessary to comply with the applicable laws, perform the obligations under this Agreement, or exercise the rights under this Agreement. Upon request of the Disclosing Party, each party shall return or destroy (subject to written certificate) all materials (including all copies) supplied by the other party that contain Confidential Information. In addition, any provision of this Section shall not be construed as requiring the removal of any entry of confidential information contained or stored in the backup medium, disaster recovery system or other electronic data storage system, implied data or meta-data.

11.6.	各方进一步同意，若出现对本保密义务的实际或潜在违约，守约方可能无法获得充分的法律救济，因此守约方有权申请即时禁止令，禁止对本保密义务的任何违约或潜在违约行为，并有权就上述违约或潜在违约寻求法律能够提供的任何及全部其他权利和救济。

The Parties further agree that in the event of an actual or potential breach of this confidentiality obligation, the non-breaching party may not be able to obtain sufficient legal relief and therefore the non-breaching party shall be entitled to apply for an immediate injunction to prohibit any breach or potential breach of this confidentiality obligation, and shall be entitled to seek any and all other rights and relief which the law can provide in respect of the above breach or potential breach.

上市公司确认。美敦力承认，某些信息（“敏感信息”）可能被视为IceCure Medical Ltd. 的“内幕信息”或具有价格敏感性质的信息，其股权证券在纳斯达克股票市场和特拉维夫股票市场进行交易。关于此类敏感信息，适用法律对内幕交易活动和市场操纵行为的规定（“内幕交易规定”）。美敦力声明和承诺，它没有意向，且不得以任何可能或将导致违反上述任何内幕交易规定或有关此类敏感信息的任何其他适用法律的方式而使用敏感信息。

Public Company Acknowledgement. MDT acknowledges that certain Information (“Sensitive Information”) may be considered as “inside information” or of a price sensitive nature for IceCure Medical Ltd., whose equity securities are traded on both the NASDAQ Stock Market and Tel Aviv Stock Market, and that in relation to such Sensitive Information, the provisions on insider trading activities and market manipulation (“Insider Trading Provisions”) arise under the applicable laws. MDT declares and undertakes that it has no intention to, and it shall not use Sensitive Information in any manner that may or will result in a breach of any of the Insider Trading Provisions, or any other applicable law in respect of such Sensitive Information.

12. 合规

COMPLIANCE

12.1.	法律合规。各方陈述并保证，其已遵守并应持续遵守全部适用的国家及地方法律、法规和行政规定，包括但不限于（a）授权经销区域内的反贿赂立法和美国《海外反腐败法》；（b）具有适用性的美国进出口管制法（包括但不限于美国财政部实施的具有适用性的经济制裁和限制以及美国商务部、国务院或其他政府部门实施的具有适用性的出口管制措施）以及授权经销区域的进出口管制法；（c）中国医疗产品法律法规的各项适用条款；以及（d）授权经销区域内全部适用的健康及安全法律法规和医疗产品注册及许可要求。爱斯克及北京图灵同意签署并遵守本协议附件八的《关于商业行为的合规声明与保证》。美敦力同意，应爱斯克或北京图灵要求，在本协议有效期内应向爱斯克、北京图灵组织关于上述（a）和（b）项法律合规的培训。

Compliance with laws. The Parties represent and warrant that they have complied with and shall continue to comply with all applicable national and local laws, regulations and administrative provisions, including but not limited to (a) anti-bribery legislation in the Territory and the U.S. Foreign Corrupt Practices Act; (b) applicable import and export control laws of the United States (including but not limited to applicable economic sanctions and constraints administered by the U.S. Department of the Treasury and applicable export control measures administered by the U.S. Department of Commerce and U.S. Department of State, or any other government agencies), as well as import and export control laws of the Territory and ; (c) the applicable provisions of Chinese medical product laws and regulations; and (d) all applicable laws and regulations of health and safety and the requirements of medical product registration and licensing in the Territory. IceCure and Turing agree to execute and comply with the Compliance Statement on Commercial Conduct in Annex VIII of this Agreement. MDT agrees that, at the request of IceCure or Turing, it shall organize training on the legal compliance of items (a) and (b) above to IceCure and Turing during the Term of this Agreement.

12.2.	监管合规。爱斯克将负责取得和维护在授权经销区域生产、营销、推广、经销、销售和使用授权产品所需的、由国家药监局、国家药监局在各地机构或授权经销区域任何其他政府机构 （合称“监管机构”） 颁发的任何监管批准（“监管批准”），并自行承担相关费用。爱斯克应于本协议签署日后九（9）个月内，取得授权产品中一次性消融针的国家药监局医疗器械监管批准，以便该产品可在授权经销区域合法营销、推广、经销、销售和使用。如存在与授权产品相关的任何临床试验和上市后研究，爱斯克将负责申办该等试验或研究并自行承担相关费用，无论该等试验或研究是监管机构要求的还是爱斯克主动发起的。

Regulatory Compliance. IceCure shall be responsible for, at its own expenses, obtaining and maintaining any regulatory approvals in the Territory required for manufacturing, marketing, promotion, distribution, sale and use of the Products (“Regulatory Approvals”) , issued by the NMPA, its local branches or any other government authorities (“Regulatory Agencies”). IceCure shall, within nine (9) months after the Signing Date of this Agreement, obtain the medical device regulatory approval of the NMPA for the Disposable Ablation Probe in Products, so that such Product can be legally marketed, promoted, distributed, sold and used in the Territory. If there are any clinical trials and post-marketing studies related to the Products, IceCure shall be responsible for organizing such trials or studies at its own cost, regardless of whether such trials or studies are required by Regulatory Agencies or initiated by IceCure.

各方应遵守进出口相关的监管要求，包括但不限于及时支付授权产品的关税，为进出口所涉调查、质询、处罚等及时提供所需材料、罚金、回复等，以满足监管要求。

The Parties shall comply with the regulatory requirements related to import and export, including but not limited to timely payment of tariffs on Products, and timely provision of required materials, fines, and responses for investigations, inquiries, and penalties involved in import and export, in order to meet the regulatory requirements.

12.3.	爱斯克应负责向美敦力提供全面符合监管批准要求和国家药监局有关医疗器械设计、规格、生产、构造、构成、包装及标识的各项适用规定的授权产品，使授权产品能够在授权经销区域内合法销售。

IceCure shall be responsible for providing MDT with the Products that comply with Regulatory Approvals and applicable provisions of the NMPA on medical device design, specification, manufacture, structure, composition, packaging and labeling, so that the Products can be legally sold in the Territory.

在必要情况下，爱斯克向美敦力提供爱斯克或其关联公司就授权经销产品制备的政府批准申请和其他监管和政府文件的副本，并在向政府机构提交基本数据后立即向美敦力提供此类数据，以及在接收或向政府机构提交任何与产品相关的重要信函后，向美敦力提供所有此类信函副本。除非法律法规及规范性文件另行规定或爱斯克和美敦力另有约定，爱斯克在获批产品变更或延续时(变更或延续涉及标签或说明书相关内容变化)，需提供相应获批的文件副本及根据获批文件进行修订后的标签及说明书文件给美敦力。在获得监管机构批准的过程中，爱斯克应承担满足任何适用产品设计和适用于爱斯克的制造工厂要求所产生的费用。

When necessary, IceCure shall provide MDT with copies of the applications for government approvals and other regulatory and governmental documents prepared by IceCure or its Affiliates for authorized distribution of the Products, and shall provide basic data to MDT immediately after submitting such data to a government authority, and shall provide MDT with copies of all such letters upon receipt or submission of any important letter related to the Products to a government authority. Unless otherwise stipulated by laws, regulations and normative documents or otherwise agreed by IceCure and MDT, IceCure shall provide a copy of the corresponding approved document and revised labels and IFU according to the approved document to MDT when the approved Product is changed or extended (the change or extension involves changes in the content of labels or IFU). In the process of obtaining Regulatory Approval, IceCure shall bear the costs of meeting any applicable product design and manufacturing facility requirements applicable to IceCure.

12.4.	数据隐私。各方应确保，任何已披露的个人数据在转发给其他方时应符合授权经销区域内适用的个人数据保护法的规定。

Data Privacy. The Parties shall ensure that any disclosed personal data, when forwarded to other Parties, shall be in strict compliance with the requirements of applicable personal data protection laws and regulations in the Territory.

美敦力、其关联方及其人员在其经销授权产品过程中，应当按照授权经销区域内适用的数据隐私法的规定（或具有同等效果的法律条款）合法收集、处理实际或潜在最终用户的个人信息。美敦力在与第三方次级经销商的协议中要求次级经销商及其人员在经销授权产品过程中遵守前述数据隐私法的规定。美敦力同意根据其在本协议项下的义务与爱斯克共享最终用户信息，但该共享应全面遵守适用法律的规定。

MDT, its Affiliates and their personnel shall, in the process of distributing the Products, fully comply with the requirements of applicable laws and regulations (or legal provisions with the same effect) of data privacy in the Territory to legally collect and process the personal information of the actual or potential end users. MDT shall require the third sub-distributor and its personnel to comply with the provisions of the above-mentioned data privacy law in the process of distributing Products in the agreement with a third-party sub-distributor. MDT agrees to share the personal information of end users with IceCure in accordance with its obligations under this Agreement, provided that such sharing is in accordance with applicable laws.

12.5.	税金。

Taxes.

(i)	一般规定。各方应各自负担己方的所得税、员工雇用税和与其自有或自租财产相关的税金。

General Provisions. The Parties shall pay for its own income tax, employee employment tax, as well as the taxes related to its own or leased property.

(ii)	增值税、商品及服务税、销售税、使用税和类似税金。若任何税收部门对本协议项下的付款征收增值税、商品及服务税、销售税、使用税、服务税、消费税、营业税或类似税金，则美敦力同意按有效发票上的显示金额支付上述税款或提供相关的豁免文件；前提是，适用的法律法规要求北京图灵从美敦力收取上述税金且美敦力尚未向北京图灵提供有效的豁免文件。北京图灵应单独负责在授权经销区域内相关税收辖区查明上述须缴纳的税金，向美敦力开具账单收取该等税金，并及时完成所须的纳税申报。美敦力应向北京图灵提供其税收辖区相关规则和规定及发票要求，若北京图灵因自身原因没有向美敦力提供有效的发票（即与本协议和北京图灵及美敦力各自税收辖区相关规则和规定相符（包括依法单独列示税金金额）的发票），则北京图灵应依法承担相应不合规责任。若某项税金须依法在北京图灵发给美敦力的账单上单独列示，则北京图灵应单独列示该税金，并依法承担未遵守该要求的相关责任。

VAT, GST, Sales, Use and Similar Taxes. If any tax authority imposes value added tax, goods and services tax, sales tax, use tax, service tax, excise tax, sales tax, business tax or similar tax on payments made under this Agreement, MDT agrees to pay such tax in the amount shown on a valid invoice or provide relevant exemption documents; provided, the applicable laws and regulations require Turing to collect the above taxes from MDT and MDT has not provided Turing with valid exemption documents. Turing shall be solely responsible for identifying the above-mentioned taxes payable in the relevant tax jurisdiction within the Territory, billing MDT to collect such taxes, and timely completing the required tax declaration. MDT shall provide Turing with relevant rules and regulations, as well as the invoice requirements of its tax jurisdiction. If Turing fails to provide MDT with a valid invoice (that is, invoices that comply with this Agreement and the relevant rules and regulations of Turing and MDT’s respective tax jurisdictions, including invoices with the separate listing of tax amounts according to law) for its own reasons, Turing shall bear corresponding non-compliance responsibilities according to law. If a certain tax is required to be listed separately on the bill issued by Turing to MDT, Turing shall identify the tax separately and assume the relevant liabilities for failure to comply with such requirement according to law.

(iii)	进出口关税等类似税金。北京图灵将承担并支付所有授权产品相关的进出口关税或类似税金，并依法承担未遵守该要求的相关责任，包括但不限于支付相关税金及任何利息和罚金。

Import and Export Duties and Similar Taxes. Turing shall pay all import and export duties or similar taxes related to the Products, and assume relevant liabilities for non-compliance with such requirement according to law, including but not limited to payment of relevant taxes, interests and penalties.

13. 审计

AUDIT

13.1.	商业道德合规审计。美敦力可对爱斯克和北京图灵的商业道德合规情况进行审计，各方可协商确定该审计的范围。

Business Ethics Compliance Audit. MDT may conduct an audit for the business ethics compliance of IceCure and Turing, and the Parties may negotiate to determine the scope of the audit.

13.2.	质量体系审计。美敦力可在有合理理由的情况下，对爱斯克及其关联方的质量管理体系进行必要的年度审计，美敦力和爱斯克可协商确定该审计的范围。

Quality System Audit. MDT may conduct, for reasonable reasons, necessary annual audits for the quality management systems of IceCure and its Affiliates, MDT and IceCure may negotiate to determine the scope of such audits.

13.3.	审计通知。实施上述每项审计前须事先向被审计的一方发出书面通知，该通知应在审计启动前的十（10） 个工作日发出，但本协议另有规定者除外。

Audit Notice. Each of the above audits shall be subject to a prior written notice ten (10) business days prior to the commencement of the audit to the Party being audited, unless otherwise agreed in this Agreement.

14. 终止

TERMINATION

14.1.	终止。除第15.4条的约定外，本协议将在出现以下情况时终止：

Termination. In addition to Section15.4, this Agreement shall be terminated in the event of:

(i)	书面通知发出后九十（90）日内未救济的任何一方的严重违约行为。若违约方为爱斯克或北京图灵，美敦力享有库存处理选择权；若违约方为美敦力，爱斯克享有库存处理选择权；

A material breaches of a Party that is not cured within ninety (90) days of a written notice. If the breaching Party is IceCure or Turing, MDT shall have the Inventory Disposal Option; if the breaching Party is MDT, IceCure shall have the Inventory Disposal Option;

(ii)	爱斯克或北京图灵违反上述第3.1、3.2条的排他性规定，美敦力有权立即终止本协议并享有库存处理选择权；

IceCure or Turing violates Section 3.1, 3.2 (Exclusivity), and MDT shall be entitled to terminate this Agreement immediately and have the Inventory Disposal Option;

(iii)	如爱斯克未按本协议第12.2条规定取得一次性消融针的监管批准，美敦力有权立即终止本协议，并有权要求以美敦力实际支付的经销价格退回其根据本协议届时已采购的授权产品，爱斯克和北京图灵应配合完成上述事宜；

If IceCure fails to obtain Regulatory Approval for the Disposable Ablation Probe in accordance with the Section 12.2 of this Agreement, MDT shall have the right to terminate this Agreement immediately and request returning the Products already purchased hereunder at the distribution price actually paid by MDT. IceCure and Turing shall cooperate to complete the above matters;

(iv)	自2023年5月1日起，爱斯克与美敦力每半年组织一次联合指导委员会会议，在此会议上爱斯克或美敦力均可提出提前终止本协议，其他方应在6个月内协助提出方终止本协议，爱斯克和美敦力中未提出终止的一方享有库存处理选择权；

IceCure and MDT shall organize a Joint Steering Committee meeting every six months from May 1, 2023. At this meeting, IceCure or MDT can propose early termination of this Agreement, and the other Parties shall assist the initiating party to terminate this Agreement within 6 months. The non-initiating party (IceCure or MDT) shall have the Inventory Disposal Option;

(v)	如发生授权产品相关的重大医疗事故或应向国家药监局或其分支机构报告的授权产品的质量投诉，且前述事故或投诉不是违反产品说明书的操作失误或其他人为因素导致的，美敦力有权立即终止本协议并享有库存处理选择权；

A Product-related major medical accident or a quality complaint which shall be reported to NMPA or its branches, provided that such accidents or complaints are not caused by an operating error attributable to the violation of the IFU or other human factors, MDT shall have the right to immediately terminate this Agreement and have the Inventory Disposal Option;

(vi)	爱斯克或美敦力为债权人的利益而进行债务清算、转让、解散或停止经营，爱斯克和美敦力中未发生该事件的一方享有库存处理选择权。若债务清算、转让、解散或停止经营的一方为北京图灵，本协议持续有效，北京图灵应配合将其在本协议和其他相关协议项下的权利和义务全部转移给美敦力；

The settlement of debts, assignment, dissolution or ceasing to do business for the benefit of creditors happened to IceCure or MDT, the Party of IceCure and MDT that not subject to such event shall have the Inventory Disposal Option. If Turing is the Party subject to above event, this Agreement shall continue to be effective, and Turing shall cooperate to transfer all its rights and obligations under this Agreement and other relevant agreements to MDT;

(vii)	如续展期内 (a) 爱斯克发生控制权变更或(b) 爱斯克和/或其关联方转让或出售其全部或几乎全部资产，在双方认定为影响本协议项下合作的情况下，美敦力或爱斯克将有权终止本协议，爱斯克或其指定方应按美敦力实际支付的经销价格一次性回购美敦力所有库存的授权产品，具体事宜由各方另行协商；

In the Extended Period, if (a) IceCure has a Change of Control or (b) IceCure and/or its Affiliates transfer or sell all or almost all of its assets, MDT or IceCure shall have the right to terminate this Agreement when both parties agree that the cooperation under this Agreement is affected, and IceCure or its designated party shall repurchase all MDT’s inventory Products at one time at the distribution price actually paid by MDT, specific matters shall be further negotiated separately by the Parties;

(viii)	授权经销区域法律、条例、规则、政策或监管批准发生任何变化，以至于合作不再可行或以其他方式对合作产生重大不利影响的，美敦力与爱斯克协商决定库存处理方式。

Any change of laws, regulations, rules, policies or Regulatory Approvals in the Territory that makes the cooperation no longer feasible or otherwise has a material adverse impact on the cooperation, MDT and IceCure shall negotiate to decide the Inventory Disposal Method.

本协议有效期到期后不续展的，若爱斯克或北京图灵提出不再继续合作，美敦力享有库存处理选择权；若美敦力提出不再继续合作，爱斯克享有库存处理选择权；若爱斯克和美敦力双方协商决定不再继续合作，则双方协商决定库存处理方式。

In the event that this Agreement shall not be renewed upon expiration, if IceCure or Turing propose not to continue the cooperation, MDT shall have the Inventory Disposal Option; if MDT proposes not to continue the cooperation, IceCure shall have the Inventory Disposal Option; if IceCure and MDT jointly decide to stop the cooperation through negotiation, then both Parties shall negotiate to decide the Inventory Disposal Method.

14.2.	库存处理选择权和库存处理方式。“库存处理选择权”指本协议到期或终止时，美敦力或爱斯克根据本协议第14.1条（终止）及第5.2条（最低采购金额），选择美敦力剩余库存的处理方式的权利，剩余库存处理方式（“库存处理方式”）包括：

Inventory Disposal Option and Inventory Disposal Method. “Inventory Disposal Option” means after the expiration or termination of this Agreement, according to the Section 14.1 (Termination) and the Section 5.2 (Minimum Purchase Target), the right of IceCure or MDT to decide how to dispose MDT’s remaining inventory, and the methods to dispose the remaining inventory (“Inventory Disposal Method”) include:

(i)	美敦力将拥有在终止日后十二（12） 个月内出售剩余库存的非排他性权利，爱斯克应提供委托美敦力经销的相关授权书；
MDT shall have the non-exclusive right to sell the remaining inventory within twelve (12) months after the termination date, and IceCure shall provide the relevant authorization letter appointing MDT to distribute; and

(ii)	北京图灵按年折旧率20%乘以美敦力实际订单采购金额一次性回购美敦力剩余库存中设备类产品（年折旧率不满一年以一年计），按实际采购金额的50%一次性回购美敦力剩余库存中一次性消融针产品。

Turing shall repurchase the Equipment Products in MDT’ s remaining inventory at one time at the annual depreciation rate of 20% (depreciation rate of less than one year shall be calculated as one year) multiplied by the actual amount of purchase of MDT’ s orders, and the Disposable Ablation Probe Products in MDT’ s remaining inventory one time at 50% of the actual purchase value of MDT’ s orders.

北京图灵应配合执行根据上述规则确定的库存处理方式。

Turing shall coordinate to implement the Inventory Disposal Method determined pursuant to the rules above.

14.3.	终止后事项。本协议因任何原因被终止或不续签后：

Post Termination. After this Agreement is terminated or not renewed for any reason:

(i)	北京图灵应履行截至终止日的任何未完成的采购订单。美敦力应被允许在终止日后三十（30）天内提交最后一项采购订单；美敦力应根据本协议约定的条件按时、足额支付货款。

Turing shall fulfil any outstanding purchase orders as of the date of termination. MDT shall be allowed to place the last purchase order within thirty (30) days of the date of termination; MDT shall pay the payment on time and in full according to the conditions agreed herein.

(ii)	本协议终止后的十四（14）日内，若美敦力向爱斯克发出通知，说明美敦力与医院或招标方之间尚存关于向医院或招标方供货的合同（该等合同的有效期应长于本协议的初始有效期），且爱斯克书面确认了上述供货安排，则美敦力有权在满足向上述医院或招标方供货的范围内，继续根据本协议约定的条件采购授权产品，并按发票按时、足额支付货款。

Within fourteen (14) days after the termination of this Agreement, if MDT sends a notice to IceCure that there exists supply contracts between MDT and the hospital or the tenders, provided that effective term of such contracts shall be longer than the initial Term of this Agreement, and IceCure has confirmed the above supply arrangements in writing, MDT shall have the right to continue to purchase the Products according to the conditions stipulated in this Agreement to supply to the above-mentioned hospitals or tenders, and shall make the payment on time and in full according to the invoice.

(iii)	如截至终止日，美敦力尚有未结清的货款、服务费、滞纳金等款项，爱斯克和/或北京图灵有权待上述款项结清后再履行库存回购义务。如本协议因美敦力、其关联方及其人员的行为违反本协议约定导致终止的，爱斯克和/或北京图灵有权拒绝履行本协议中的回购义务，本协议第4.3条另有约定的除外。

If MDT has outstanding payment for goods, service fees, late fees and other funds as of the termination date, IceCure and / or Turing shall have the right to perform the obligation of inventory repurchase after the above funds are settled. If this Agreement is terminated due to the violation of this Agreement by MDT, its Affiliates and their personnel, IceCure and / or Turing shall have the right to refuse to perform the repurchase obligation in this Agreement, unless otherwise agreed in Section 4.3

(iv)	本协议终止后的三十（30）日内，各方应将因本协议获悉的其他方的保密信息，美敦力及其关联方因本协议被许可使用的爱斯克、北京图灵及授权产品相关的推广资料等，按照第11.5条处理。

Within thirty (30) days after the termination of this Agreement, the other Parties’ Confidential Information learned through this Agreement and promotional materials, which are authorized to MDT and its Affiliates to use by IceCure and / or Turing and related to Products, shall be disposed by the Parties in accordance with the Section 11.5.

14.4.	致招标机构和医院的通知。爱斯克与美敦力应在本协议终止或到期后及时善意诚实地就如何向受影响的招标机构及医院发送书面通知进行协商。为免歧义，该等协商并不影响美敦力享有的自行决定发送上述书面通知的权利。

Notice to Tendering Agencies and Hospitals. IceCure and MDT shall negotiate in good faith and in a timely manner after the termination or expiration of this Agreement on how to send written notice to affected tendering agencies and hospitals. For the avoidance of doubt, such negotiations do not affect MDT’ s right to send such written notice in its sole discretion.

15. 其他事项

MISCELLANEOUS

15.1.	补偿。爱斯克和北京图灵同意分别使美敦力和/或其关联方免于与如下事项相关且实际发生的责任、 损失、费用、成本、索赔或判决（包括律师费）：（i）如果授权产品经各方确认或相关生效法律文书确认因产品质量问题造成损害、伤害或死亡，但授权产品未被美敦力、其关联方、第三方经销商及其人员修改或篡改或因美敦力未经授权的授权产品保证而被滥用，并且损害、伤害或死亡不可归因于美敦力、其关联方、第三方经销商和/或其任何人员的故意不当行为或严重过失：（ii）爱斯克或北京图灵违反了本协议的陈述、保证、承诺或其他约定；（iii） 授权产品被生效判决认定侵犯任何第三方知识产权。为避免疑义，北京图灵同意共同且连带地承担爱斯克在本协议项下的补偿责任。

Compensation. IceCure and Turing agree to respectively hold MDT and/or its Affiliates harmless from actual liabilities, losses, expenses, costs, claims or judgments (including attorney’s fee) arising out of: (i) if the Products have been confirmed by the Parties or determined by relevant effective legal documents to have caused the damages, injuries or death due to product quality problems, provided that the Products have not been modified or tampered with by MDT, its affiliates, third-party distributors and their personnel, or misused as a result of MDT’ s unauthorized representation about the Products, and the damages, injuries or death shall not be attributable to deliberate misconduct or gross negligence of MDT, its Affiliates, third-party distributors and/or any of their personnel; (ii) IceCure or Turing’s breach of its representations, warranties, undertakings or other agreements under this Agreement; and (iii) the Products have been determined by an Effective Judgment to infringe on the intellectual property rights of any third party. For the avoidance of doubt, Turing agrees to jointly and severally bear IceCure’s compensation liabilities under this Agreement.

美敦力同意使爱斯克、北京图灵和/或其关联方免于与如下事项相关且实际发生的责任、 损失、费用、成本、索赔或判决（包括律师费）：美敦力违反了本协议的陈述、保证、承诺或其他约定。

MDT agrees to indemnify and hold IceCure, Turing and/or its Affiliates harmless from any liabilities, losses, expenses, costs, claims or judgments (including attorney’s fee) actually arising out of MDT’s breach of representations, warranties, undertakings or other agreements under this Agreement.

15.2.	通知。本协议项下的所有通知或通讯应以书面形式作出，并应在专人送达、或以邮资预付申请回执的方式通过（需提供送达证明的）快递或通过挂号信发送至接收方的以下地址后，视为已按规定送达接收方：

Notices. All notices or communications under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered personally, or by means of postage prepayment application receipt (need to provide proof of delivery) through courier or registered mail to the recipient at the following address:

☐	爱斯克IceCure

收件人：爱斯克（上海）医疗器械科技有限公司

Recipient: IceCure (Shanghai) Medical Device Technology Co., Ltd.

地址：【上海市闵行区中辉路60号19幢2层213室】

Address

邮编：【201100】

Post Code

☐	美敦力MDT

收件人：上海美敦力智康医疗器械有限公司

Recipient: Shanghai Medtronic Zhikang Medical Devices Co., Ltd.

地址：【**】

Address

邮编：【**】

Post Code

☐	北京图灵Turing

收件人：北京图灵微创医疗科技有限公司

Recipient: Beijing Turing Medical Technology Co., Ltd.

地址：【北京市房山区弘安路87号院8号楼4层401室】

Address

邮编：【102400】

Post Code

15.3.	变更。本协议仅可通过书面形式进行变更或修改，且书面变更或修改须经各方的授权代表签字确认。任何一方未强制执行本协议的任何条款不构成该方放弃之后强制执行该等条款或强制执行本协议任何其他条款的权利。

Modifications. This Agreement may be amended or modified only if in writing and signed by duly authorized representatives of both Parties. The failure of any Party to enforce any of the provisions hereof does not constitute a waiver of the Party’s right thereafter to enforce any such provisions or to enforce any other provisions of the Agreement thereafter.

15.4.	不可抗力。任何一方均不就因不可抗力原因导致的未能履行或延误履行本协议承担违约责任。在出现不可抗力事件时，各方须尽最大合理努力降低不可抗力的影响。各方应通过合理方式合作解决无法履约或延误履约的原因，但若直接受到不可抗力影响的一方无法最终解决困境，则他方有权在提前一百二十（120）天发出通知后，即刻终止本协议，美敦力和爱斯克协商确定库存处理方式。

Force Majeure. Neither Party shall be liable for breach of contract for failure to perform or delay in performance of this Agreement due to force majeure. In the event of force majeure, the Parties shall use its best reasonable efforts to reduce the impact of the force majeure. The Parties shall cooperate to resolve the reasons for the failure to perform or delay the performance through reasonable means, but if the Party directly affected by the force majeure cannot finally resolve the predicament, the other Parties shall have the right to immediately terminate this Agreement after one hundred and twenty (120) days’ notice in advance, and MDT and IceCure shall negotiate to determine the Inventory Disposal Method.

15.5.	转让。美敦力有权将本协议项下的权利和义务转让给有履约能力的关联方，而无须经爱斯克的事先书面授权；美敦力承诺，该等转让需事先书面通知爱斯克，且该等受让方将承继美敦力在本协议项下第15.1条在内的的权益和责任。在不违反第14.1条(vi)项及(vii)的前提下，本协议对美敦力和其继承人和受让人具有约束力，并完全符合该等继承人和受让人的利益。

Assignment. MDT has the right to transfer the rights and obligations under this Agreement to its Affiliates capable of performing this Agreement without prior written authorization of IceCure; MDT undertakes that such transfer shall be notified to IceCure in writing in advance and such assignee shall succeed to all the rights and obligations of MDT under this Agreement, including Section 15.1 of this Agreement. Without violation of the Section 14.1 (vi) and (vii), this Agreement shall be binding on MDT and its successors and assignees, and shall inure to the benefits of the such successors and assignees of MDT.

15.6.	适用法律与争议解决。本协议（包括构成本经销协议之不可分割部分的附件）应适用中华人民共和国法律。各方对相互间因本协议或履行本协议引起的或者与之相关的任何争议，包括商业争议、索赔或争论，本协议的存在、效力、解释、履行、违反或终止，无法达成和解的，该争议应提交中国国际经济贸易仲裁委员会，按照申请仲裁时该会现行有效的仲裁规则在北京进行仲裁。仲裁裁决是终局的，以中文书就，对各方均有约束力。

Governing Law and Disputes. This Agreement (including the Annexes that constitute integral parts of this Agreement) shall be governed by the laws of the People’s Republic of China. Any Dispute arising from this Agreement or related to it, including commercial disputes, claims or disputes, the existence, effectiveness, construction, performance, violation or termination of this Agreement, which fails to reach a settlement, shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC), conducted in Beijing in accordance with the Commission’s arbitration rules in effect at the time when the arbitration is applied. The arbitration award is final, made in Chinese and binding on the Parties.

15.7.	继续有效。本协议终止或期满后，第8.1条、第8.4条、第10.1-10.6条、第11.1 – 11.4条、第12.1条、第12.4条、第12.5条、第14.3条、第14.4条、第15.1条、第15.2条、第15.6 – 15.8条、第15.10条、第15.11条继续有效。

Survival. Upon termination or expiration of this Agreement, the Section 8.1, Section 8.4, Sections of 10.1-10.6, Sections of 11.1 – 11.4, Section 12.1, Section 12.4, Section 12.5, Section 14.3, Section 14.4, Section 15.1, Section 15.2, Sections of 15.6 – 15.8, Section 15.10 and Section 15.11 shall remain in force.

15.8.	可分割性。若本协议任何条款因任何原因将会或将成为整体或部分无效或不具强制执行力的条款，或将违反任何适用法律，则该条款应被视为具有可分割性，且应被视为已从本协议中删除，本协议的其他条款应保持有效和约束力，如同本协议未曾纳入过上述被删除的条款。之后，若有必要，各方应通过善意协商，确定对本协议的一项适当变更。

Severability. If any provision of this Agreement is or will become invalid or unenforceable in whole or in part for any reason, or will violate any applicable law, such provision shall be deemed severable and shall be deemed to have been deleted from this Agreement, the other provisions of this Agreement shall remain valid and binding as if not included into this Agreement. Thereafter, if necessary, the Parties shall negotiate in good faith to determine an appropriate modification to this Agreement.

15.9.	协议副本。本协议及附件可同时签署（含电子签名或盖章）一份或多份副本，并通过传真或以PDF文件形式通过电子邮件发送给接收方，每份副本均应视为协议原件。

Counterparts. This Agreement and its Annexes may be executed (electronic signatures or seal are equally valid) in one or more counterparts, and delivered by fax or by email as a PDF file, each of which is deemed an original of this Agreement.

15.10.	完整协议。本协议载明了各方的全部相关理解和协议，并取代各方之间或对彼此具有适用性的、关于本协议标的事项（包括授权产品和授权产品在授权经销区域内的经销事项）的任何及全部先前口头或书面的沟通或理解。

Entire Agreement. This Agreement sets forth the entire understandings and agreements of the Parties, and supersedes any and all prior oral or written communications or understandings among the Parties or applicable to the Parties with respect to the subject matter hereof (including the Products and the distribution of Products within the Territory).

15.11.	解释。除非本协议上下文另有所指，（a）任何指代性别的词语包括另一的性别；（b）任何单数或复数词语也包括各自的复数或单数；（c）“本协议的”、“本协议中”、“根据本协议”以及相关衍生词或类似词语均指本完整协议；（d）“条”、“款”、“附件/附表”、“子条款”均指本协议特定的条、款、附件/附表、子条款；（e）除非另有说明，“或/或者”这一用词包括由其指代的语义；（f）“包括”这一用词系指，“包括但不限于”；且（g）本协议中提及的任何协议、文书或其他文件系指，该等文件的最初签署版本或（若其之后曾被不时变更、取代或补充）在提及之时有效的变更、取代或补充版本。本协议中提及的天数系指日历天数，明确说明指工作日天数的除外。本协议中的各项标题仅为便于阅读而设，不以任何方式界定、描述、扩展或限制本协议的范围和目的或本协议所含的任何条款的目的。本协议使用的语言应被视为各方共同选定的语言，且严格解释规则不应适用于本协议任何一方。

Construction. Unless the context of this Agreement requires otherwise, (a) any word referring to a gender includes the gender of the other; (b) any word in the singular or plural also includes the respective plural or singular; (c) “hereof”, “herein”, “hereunder” and derivatives or similar words refer to this entire Agreement; (d) the term “Article”, “Section”, “Annex/Schedule” and “Sub-Section” refer to the specified Article, Section, Annex/Schedule and Sub-Section of this Agreement; (e) unless otherwise stated, the word “or” has the inclusive meaning represented by the phrase “or”; (f) the word “includes” or “including” means, “including but not limited to”; and (g) reference in this Agreement to any agreement, instrument or other document refers to the original signed version of such document or (if it has since been changed, replaced or supplemented from time to time) in the altered, superseded or supplemented version in effect at the time of reference. The number of days mentioned in this Agreement refers to the number of calendar days, unless it is expressly stated to refer to the number of business days. The headings in this Agreement are for convenience only and do not in any way define, describe, extend or limit the scope and purpose of this Agreement or the purpose of any provision contained in this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties and no rules of strict construction shall be applied against any Party.

15.12.	语言。本协议及附件以中文和英文书就，中文和英文版本如有冲突，中文版本应优先适用。

Language.This Agreement is written in both Chinese and English language, in case of any conflicts between the Chinese version and the English version, the Chinese version shall prevail.

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[签字页]

[Signature Page]

本协议已于文首所载日期由各方正式授权代表妥为签署，以昭信守。

This Agreement has been duly executed by the authorized representatives of the following Parties on the date set out at the beginning hereof and confirmed all the terms listed herein.

上海美敦力智康医疗器械有限公司（盖章）

Shanghai Medtronic Zhikang Medical Devices Co., Ltd.

/s/ Shanghai Medtronic Zhikang Medical Devices Co., Ltd.

爱斯克（上海）医疗器械科技有限公司（盖章）

IceCure (Shanghai) MedTech Co., Ltd.

/s/ IceCure (Shanghai) MedTech Co., Ltd.

北京图灵微创医疗科技有限公司（盖章）

Beijing Turing Medical Technology Co., Ltd.

/s/ Beijing Turing Medical Technology Co., Ltd.

附件清单

LIST OF ANNEXES

附件	描述
ANNEX	DESCRIPTION
附件一	授权产品
Annex I	Products
附件二	价格
Annex II	Price
附件三	最低采购金额
Annex III	Minimum Purchase Target
附件四	售后服务报价及产品关键零部件清单
Annex IV	After-Sales Service Quotation and List of Key Parts of Products
附件五	质量协议
Annex V	Quality Agreement
附件六	爱斯克专有知识
Annex VI	IceCure Proprietary Knowledge
附件七	联合指导委员会管理规则
Annex VII	Joint Steering Committee Governance Rules
附件八	关于商业行为的合规声明与保证
Annex VIII	Compliance Statement on Commercial Conduct

附件一： 授权产品

Annex I: Products

产品名称 Product Name	注册证号 Registration License No.	规格型号 Specifications and Models	包装 Packaging
液氮外科冷冻治疗设备 Liquid Nitrogen Surgical Cryoablation Equipment	国械注进20163010926	IceSense3	1set
一次性消融针 Disposable Ablation Probe	不适用 N/A	不适用 N/A	1pcs

附件二：价格

Annex II: Price

本协议有效期内，各授权产品的经销价格如下：

During the Term of this Agreement, each Product has the distribution price as follows:

授权产品 Product	明细 Specifications	注册证信息 Registration Information	经销价格（含增值税；人民币：元） Distribution Price (including VAT; RMB)
液氮外科冷冻治疗设备 Liquid Nitrogen Surgical Cryoablation Equipment	IceSense 3	国械注进20163010926（和/或 其他最新注册证） and / or other latest registration certificates	-
一次性消融针 Disposable Ablation Probe	不适用 N/A	不适用 N/A	-

附件三：最低采购金额

Annex III: Minimum Purchase Target

按照美敦力财年为周期，约定每个合同年度的最低采购金额，美敦力的达成以其在相关合同年内从北京图灵实际购买授权产品的总金额为准，具体如下：
The Minimum Purchase Target is set per contract year, which aligns with MDT ’s fiscal year, and MDT’ s achievement of Minimum Purchase Target is based on the total value of Products actually purchased from Turing in the relevant contract year, as set forth below:

合同年度 Contract Year	最低采购金额(人民币：元) Minimum Purchase Target (RMB)
本协议开始日期-2023年4月30日 Start Date of this Agreement to April 30, 2023（“第一个合同年度”） (“The First Contract Year”)	设备 - Equipment -
一次性消融针 - Disposable Ablation Probe -
2023年5月1日-2024年4月30日 May 1, 2023 to April 30, 2024 （“第二个合同年度”） (“The Second Contract Year”)	设备 - Equipment RMB -
一次性消融针 - Disposable Ablation Probe -
2024年5月1日-2025年4月30日 May 1, 2024 to April 30, 2025 （“第三个合同年度”） (“The Third Contract Year”)	设备 - Equipment -
一次性消融针 - Disposable Ablation Probe -

附件四： 售后服务报价及产品关键零部件清单

Annex IV: After-Sales Service Quotation and List of Key Parts of Products

对于产品被认定为非人为损坏的情况下，以下关键零部件纳入保修范围：

In the case that the Product is identified as damage not caused by human factors, the following key parts are included in the warranty scope:

1，屏幕及其支架 Screen and its bracket

2，整机外壳（包含滚轮）Complete machine shell (including roller)

3，变压器及开关电源（包含电源线） Transformer and switching power supply (including power line)

4，主控板 Main control board

5，气泵 Pump

6，手柄及其软管 Handle and its hose

在保修期外，美敦力及美敦力的二级经销商有权以如下价格购买北京图灵的产品维修保养服务，服务内容包括上述清单中的配件维修、更换以及相关人工费用。

Outside the warranty period, MDT and MDT ’s sub-distributors have the right to purchase the product repair and maintenance services of Turing at the following price, including the repair, replacement and related labor costs of accessories in the above list.

产品 Product	单位 Unit	维保价格（人民币：元） Maintenance Price(RMB)
液氮外科冷冻治疗设备维保 Maintenance of Liquid Nitrogen Surgical Cryoablation Equipment	每台每年 Per set per year	-

在产品维修保养服务之外，以下产品部分的维修、更换等服务需要单独报价和购买。

In addition to the product maintenance service, the maintenance, replacement and other services of the following parts of Products need to be quoted and purchased separately.

1，电子线路系统（不含产品关键零部件清单项目3，4）

Electronic circuit system (excluding items 3 and 4 of the list of key parts of Products )

2，气体管路系统（不含产品关键零部件清单项目5）

Gas pipeline system (excluding item 5 of the list of key parts of Products)

3，液氮管路系统（不含产品关键零部件清单项目6）

Liquid nitrogen pipeline system (excluding item 6 of the list of key parts of Products)

附件五：质量协议

Annex V: Quality Agreement

QUALITY AGREEMENT

目 录

Contents

1.	一般要求General Requirements

2.	包装与标签 Packaging and Labeling

3.	产品标识和可追溯性 Product Identity and Traceability

4.	变更及规定通知 Notice of Change and Regulations

5.	不合格产品 Nonconforming Products

6.	美敦力审核 MDT’s Inspection

7.	投诉处理 Complaint Handling

8.	可报告事件和监管报告 Reportable Events and Regulatory Reporting

9.	器械召回 Product Recall

10.	随货同行单 Companion List

11.	产品安装及售后服务责任 Product Installation and After-Sales Service Responsibilities

12.	质量协议有效期 Effective Term of of the Quality Agreement

1.	一般要求

General Requirements

爱斯克的质量管理体系(QMS)应当符合国家药监局的相关法规要求。

The quality management system (QMS) of IceCure shall comply with the relevant regulatory requirements of the National Medical Products Administration (NMPA).

2.	包装与标签

Packaging And Labeling

1)	爱斯克应确保产品包装及装运容器的设计和结构能够避免产品在加工、储存、搬运、分发及使用过程中因产品包装或装运容器而发生改变或损坏。

IceCure shall ensure that the product packaging and shipment containers are designed and structured to avoid alteration or damage to the product caused by product packaging or shipping containers during processing, storage, handling, distribution and use of the product.

2)	爱斯克应确保标签符合国家药监局的相关规定，并保证标签的完整性。

IceCure shall ensure that the labelling complies with the relevant regulations of the National Medical Products Administration and that the integrity of the labelling is assured.

3.	产品标识和可追溯性

Product Identity And Traceability

爱斯克应建立符合国家药监局有关标识的相关规定以确保产品及组件（如适用）在流通环节的可追溯性。

IceCure shall establish policies in compliance with the relevant regulations of the National Medical Products Administration on identification to ensure traceability of products and components (if applicable) in circulation.

4.	变更及规定通知

Notice of Changes and Regulations

1)	爱斯克做出的变更：

Changes made by IceCure:

a)	爱斯克应尽早通知美敦力影响医疗器械注册或备案凭证及医疗器械生产许可证或备案凭证的相关变更。

IceCure shall notify MDT of relevant changes affecting the registration or filing credentials of medical devices and the license or filing credentials of medical device manufacturing as early as possible.

2)	对于本节所述的任何变更，美敦力应有权在实施变更之前或变更通知所载停止采购日期之前（以孰早的时间为准）最后一次购买产品，采购具体事宜由各方协商。

For any change described in this Section, MDT shall have the right to negotiate the purchase of the product for the last time before the implementation of the change or the date of the cessation of the purchase specified in the change notice (whichever is earlier), and the specific matters of the purchase shall be negotiated by the Parties.

5.	不合格产品

Nonconforming Products

1)	流程：爱斯克应建立并维护流程，以对不合格产品实施控制。”不合格产品”是指不符合经国家药监局批准的技术要求和强制标准的产品。

Process: IceCure shall establish and maintain a process to control the nonconforming products. “Nonconforming Products ” means products that do not meet the technical requirements and the mandatory standards approved by the National Medical Products Administration.

2)	不合格产品通知：当任何一方获悉与产品质量或性能相关的实际或潜在问题时，应及时告知另一方。

Notification of nonconforming products: in the event any party becomes aware of an actual or potential issue related to the quality or performance of the product, the other Parties shall be promptly notified.

3)	退回不合格产品：不合格产品将由美敦力退回给爱斯克指定第三方或指定地点进行调查分析。爱斯克应按照其不合格产品流程执行工作并汇报结果。

Return of nonconforming products: the nonconforming products shall be returned by MDT to the third party or site designated by IceCure for investigation and analyses. IceCure shall perform the work according to its process of the nonconforming products and report the results.

4)	流出：爱斯克应建立系统对不合格产品进行控制。如发生不合格品流出，例如不合格产品已运输至美敦力或美敦力授权的第三方，则爱斯克应立刻采取合理措施并立刻通知美敦力。

Outflow: IceCure shall establish a system to control nonconforming products. In the event of outflow of nonconforming products, such as nonconforming products having been transported to MDT or a third party authorized by MDT, IceCure shall immediately take reasonable measures and notify MDT.

5)	不合格产品处置：爱斯克应建立并维护处置不合格产品的流程，包括评估和对处置结果进行记录。

nonconforming product disposal: IceCure shall establish and maintain a process for disposal of nonconforming products, including assessment and documentation of disposal results.

6)	拒收权：美敦力有权拒收任何不合格产品。

Right to reject: MDT has the right to reject any nonconforming products.

爱斯克应负责确保向美敦力提供的产品必须符合国家规定的质量标准，负责承担产品质量相关的义务和责任；因爱斯克产品质量问题给第三方造成损失的，由爱斯克负责赔偿，美敦力依法不承担因产品质量问题造成的纠纷与法律责任。

IceCure shall be responsible for ensuring that the product supplied to MDT must meet quality standards specified by the State and assuming obligations and responsibilities related to product quality; In the event of losses of a third party attributable to the quality of product supplied by IceCure, IceCure shall be responsible for indemnifying such losses, and MDT shall not be liable for disputes and legal liabilities caused by the quality of products according to law.

6.	美敦力审核

MDT’ s Inspection

1)	美敦力有权合理要求审核与爱斯克产品和/或服务相关的爱斯克生产过程及质量体系。

MDT is authorised to reasonably request inspection of the production process and quality system of IceCure relevant to the product and/or service of IceCure.

2)	该审核可以包括生产前审核、定期审核及有因审核。

This inspection hereunder may include pre-production inspection, periodic inspection and causal inspection.

3)	爱斯克应向美敦力或美敦力指定的第三方顾问提供合理的进入权，以检查、审核和评审进行产品检查、测试，包括查看产品生产记录。

IceCure shall provide reasonable access to MDT or a third-party consultant designated by MDT for inspection, review and review of product inspection, testing, including viewing the product manufacturing records.

4)	美敦力应事先向爱斯克发出书面审核通知，审核应当在爱斯克及其产品或服务合作方确认同意的正常工作日且不得影响供应商正常工作。

MDT shall send a written notice of inspection to IceCure in advance, the inspection shall be conducted on the regular working day confirmed and agreed by IceCure and its product or service cooperative partners and shall not affect the supplier’s normal work.

5)	爱斯克同意审核提议的，应根据请求的合理性和紧迫性，尽快安排有因审核。

If the proposal of inspection is agreed, IceCure should arrange for a causal inspection as soon as possible, based on the plausibility and urgency of the request.

6)	美敦力有权在相似的情况下对分供方进行审核。爱斯克所经销产品的供应商应配合并支持该审核，并尽力维持进行该审核的合同权利。

MDT has the authority to conduct an audit of the supplier in similar circumstances. The supplier of the Product distributed by IceCure shall configure and support this inspection and shall use the best efforts to maintain the contractual rights to conduct this inspection.

7)	审核关闭：

Inspection closed:

a)	美敦力应向爱斯克提供书面审核报告。

MDT shall provide a written inspection report to IceCure.

b)	爱斯克应在收到审核报告后30天内提供书面回复。

IceCure shall provide a written response within 30 days of receipt of the inspection report.

c)	爱斯克应跟踪确保实施了所有纠正和预防措施。

IceCure shall track and ensure that all corrective and preventive measures are implemented.

7.	投诉处理

Complaint Handling

1)	遵守：爱斯克有责任遵守与投诉处理有关的所有适用的监管要求，包括投诉调查，返回产品分析，跟进和合规性投入。

Compliance: IceCure shall comply with all applicable regulatory requirements relating to the handling of complaints, including complaint investigations, return product analysis, follow-up and compliance inputs.

2)	合作：各方应与另一方充分合作处理客户和第三方对有关产品的投诉，并应根据另一方可能的合理要求采取行动及时解决投诉。任一方接到投诉后，应以书面方式通知另一方并如实描述投诉问题，应爱斯克要求，美敦力应协调客户将被投诉产品返还爱斯克用于测试。

Cooperation: Each Party shall fully cooperate with the other parties to deal with the complaints of customer and third party about relevant products, and shall timely take actions to solve the complaints according to the reasonable requirements of the other parties. After receiving the complaint, each party shall notify the other parties in writing and truthfully describe the complaint. As required by IceCure, MDT shall coordinate with the customer to return the complained products to IceCure for testing.

3)	通知：任何一方当察觉到任何与产品有关的投诉趋势后，应及时通知另一方。

Notice: Each party shall notify the other parties in time when any trends in product related complaints are perceived.

4)	记录：爱斯克应依据质量体系要求，保留收到的所有投诉的书面记录，以及与投诉有关的所有文件。

Records: According to the requirements of QMS, IceCure shall retain a written record of all complaints received, and all documentation relating to the complaint.

5)	权限：只有爱斯克有权就投诉与所有有关监管部门进行沟通，但该等监管部门要求美敦力等主体参与的除外。爱斯克有权要求美敦力在该等沟通中提供必要协助与信息。

Permissions: only IceCure has the right to communicate with all the relevant regulatory authorities on complaints, except those that require MDT or other entities to participate. IceCure has the right to request MDT to provide necessary assistance and information in such communication.

8.	可报告事件和监管报告

Reportable Events and Regulatory Reporting

1)	遵守：爱斯克有责任遵守与不良器械事件报告有关的所有适用的监管要求。

Compliance: IceCure shall comply with all applicable regulatory requirements related to adverse event reporting for devices.

2)	合作：美敦力应满足和及时提供爱斯克要求提供与监管报告有关的信息。

Cooperation: MDT shall meet the requirements of IceCure and promptly provide information related to regulatory reports.

3)	通知：美敦力应满足和及时提供爱斯克要求提供与监管报告有关的信息。

Notification: MDT shall meet the requirements of IceCure and promptly provide information related to regulatory reports.

4)	记录：美敦力应保留与产品相关的可报告事件的所有客户和第三方报告的记录。

Records: MDT shall retain records of all customer and third party reports of reportable events related to the product.

5)	权限：只有爱斯克有权就可报告事件与所有有关监管部门进行沟通，但该等监管部门要求美敦力等主体参与的除外。爱斯克有权要求美敦力在该等沟通中提供必要协助与信息。

Permissions: only IceCure has the right to communicate with all the relevant regulatory authorities on complaints, except those that require MDT or other entities to participate. IceCure has the right to request MDT to provide necessary assistance and information in such communication.

9.	器械召回

Product Recall

1)	通知：

Notification:

a)	如果任何一方意识到任何与产品相关的可合理要求产品召回的缺陷或问题，该方应及时通知另一方。

Each party shall promptly notify the other parties when becoming aware of any defect or problem related to the Products that may reasonably require a product recall.

b)	如果任何一方真诚地决定应考虑召回或涉及产品的其他行动，该方应立即通知另一方，并应告知该另一方其决定的原因和行动计划。

Each party shall notify the other parties immediately and inform the other parties of the reasons and plan of action for its decision when genuinely deciding the recall or other action.

2)	召回决定：爱斯克有权决定是否应为产品采取任何行动，如召回或其他行动。

Recall decision: IceCure has the right to decide whether any action, such as recall or other action, shall be taken for the Product.

3)	通知主管部门：爱斯克负责根据当地法规通知适当的监管部门。爱斯克将与美敦力在召回方面进行合作，及时回应任何扣留以及美敦力有关召回的合理要求。美敦力将主动配合爱斯克履行召回义务。

Notifying the regulatory authorities: IceCure shall be responsible for notifying the appropriate regulatory authorities in accordance with the local regulations. IceCure will cooperate with MDT in the recall process to respond promptly to any withholding and reasonable requests from MDT related to recall. MDT will actively cooperate with IceCure to fulfill its recall obligations.

4)	客户通知：拥有客户关系的一方负责向客户发出通知。

Customer notification: the party with the customer relationship shall be responsible for notifying the customer.

5)	分析：与召回相关的退回的产品应由爱斯克分析。

Analysis: products returned in relation to recall shall be analysed by IceCure.

6)	费用：当召回是由爱斯克引起时，爱斯克应负责就任何强制或自愿召回的任何产品进行更换或负担相应的费用。

Costs: in the event of the recall is caused by IceCure, IceCure shall be responsible for replacing any product in relation to compulsory or voluntary recall or bearing the corresponding costs.

7)	补救措施：如果召回是由设计、制造等产品缺陷引起的，爱斯克应负责美敦力就召回所实际支出的费用（以双方确认有效票据为准）。

Remedies: in the event of the recall is caused by product defects such as design, manufacture, IceCure shall be responsible for the actual costs paid by MDT on the recall (subject to the valid invoice and receipt confirmed by both parties).

8)	政府问询：对于需要美敦力支持的政府问询，爱斯克将在了解政府事件调查或问询后合理期限内向美敦力提供有关本产品的政府事件调查或问询的信息。

Government inquiries: for government inquiries that require support from MDT, IceCure will provide MDT with information about investigations or inquiries into government incidents relating to this product within a reasonable period after understanding the investigations or inquiries into government incidents.

9)	产品许可和批准：爱斯克应向美敦力提供必要的帮助，以获得产品在各自市场中上市、销售和分销所有必要的监管批准。

Product license and approval: IceCure shall provide MDT with the necessary assistance to obtain necessary regulatory approvals for the Product to be marketed, sold, and distributed in their respective markets.

10.	随货同行单

Companion List

爱斯克提供的随货同行单应当包括发货日期、供货者、生产企业名称、生产企业许可证号（或备案凭证编号）、医疗器械的名称、规格（型号）、注册证号或备案凭证编号、生产批号或者序列号、有效期(或者失效期)、数量、储运条件、收货单位、收货地址以及产品合格证明文件等内容，并加盖供货者出库印章。

The companion list provided by IceCure shall include the date of shipment, the supplier, the name of the manufacturer, the number of manufacturer’s license (or number of filing certificate), the name, specification (model), the number of registration certificate or filing certificate, the production batch number or serial number, the period of validity (or expiration period), the quantity, the storage conditions, the consignee, the delivery address, and the product’s qualification documents, and shall be stamped the warehouse seal of the supplier.

11.	产品安装及售后服务责任

Product Installation and After-Sales Service Responsibilities

1)	安装：若规定要求中包括产品安装，北京图灵应建立适当的安装流程，包括检查及测试说明。产品安装人员应按照流程进行安装，并记录安装结果证明已进行妥当的安装。

Installation: if product installation is included in the specified requirements, Turing shall establish an appropriate installation process, including inspection and testing instructions. Product installation personnel shall install in accordance with the process and record the installation results verifying that the appropriate installation has been performed.

2)	北京图灵应承担售后服务责任。对于配件损坏需要维修或更换的，由北京图灵提供维修或更换。

Turing shall undertake the after-sales service responsibility. If the parts of the products are damaged and need to be repaired or replaced, Turing shall provide repair or replacement.

12.	质量协议有效期

Effective Term of the Quality Agreement

本质量协议自各方签署的《独家经销协议》签署日起生效并在该《独家经销协议》有效期间持续有效。本质量协议中使用但未定义的术语，具有该《独家经销协议》规定的含义。对本质量协议有变更需求时，可以通过补充协议、修订协议或更新本质量协议的方式进行。

This Quality Agreement shall come into force from the signing date of the Exclusive Distribution Agreement signed by the Parties and shall continue to be valid during the Term of the Exclusive Distribution Agreement. Terms used but not defined in this Quality Agreement shall have the meaning specified in the Exclusive Distribution Agreement. When there is a need to change this Quality Agreement, it may be carried out by means of supplementary agreement, amendment agreement or updating to this Quality Agreement.

上海美敦力智康医疗器械有限公司（盖章） Shanghai Medtronic Zhikang Medical Devices Co., Ltd.
法定代表人/授权代表： Legal representative / authorized representative:
日期： Date：

爱斯克（上海）医疗器械科技有限公司（盖章） IceCure (Shanghai) MedTech Co., Ltd.
法定代表人/授权代表： Legal representative / authorized representative:
日期： Date：

北京图灵微创医疗科技有限公司（盖章） Beijing Turing Medical Technology Co., Ltd.
法定代表人/授权代表： Legal representative / authorized representative:
日期： Date：

附件六：爱斯克专有知识

Annex VI: IceCure Proprietary Knowledge

一，	“爱斯克商标”IceCure Trademarks

截至2022年3月30日/As of March 30, 2022:

序号	申请/注册号 Application / Registration No.	申请日期 Application Date	商标名称 Trade Name	申请人名称 Name of Applicant
1	27566828	2017年11月20日 November 20, 2017	PROSENSE	艾斯酷瑞医药有限公司 IceCure Medical Ltd.
2	27566823	2017年11月20日 November 20, 2017	专感	艾斯酷瑞医药有限公司 IceCure Medical Ltd.

二，	其他商标Other Trademarks

序号	申请/注册号 Application / Registration No.	申请日期 Application Date	商标名称 Trade Name	申请人名称 Name of Applicant
1	33407406	2018年09月10日 September 10, 2018	爱斯科	艾斯酷瑞医药有限公司 IceCure Medical Ltd.
2	27566829	2017年11月20日 November 20, 2017	ICESENSE3	艾斯酷瑞医药有限公司 IceCure Medical Ltd.
4	27566827	2017年11月20日 November 20, 2017	ICECURE	艾斯酷瑞医药有限公司 IceCure Medical Ltd.
5	27566826	2017年11月20日 November 20, 2017	ICECURE	艾斯酷瑞医药有限公司 IceCure Medical Ltd.
6	27566825	2017年11月20日 November 20, 2017	冰感3	艾斯酷瑞医药有限公司 IceCure Medical Ltd.
7	27566824	2017年11月20日 November 20, 2017	冰愈	艾斯酷瑞医药有限公司 IceCure Medical Ltd.

各方在此特别约定，为执行本协议之目的，爱斯克将尽最大努力促使上表所列”其他商标”完成注册及维持有效性的相关手续；该等商标生效后将作为本协议项下”爱斯克商标”授权许可美敦力在本协议有效期内于授权经销区域使用。本协议签署后，美敦力及其关联方承诺将不会且要求其第三方经销商不对该等商标进行抢注或非为推广、经销授权产品而使用。本附件六所列的专有知识为爱斯克向美敦力提供的全部技术信息。爱斯克和/或北京图灵并未向美敦力提供，也不会向美敦力提供北京图灵、爱斯克及其关联方的商业秘密。

The Parties hereby agree that for the purpose of implementing this Agreement, IceCure will use its best efforts to complete the registration and maintain the validity of the “Other Trademarks” listed in the above table; After such trademarks take effect, they will be used by MDT in the Territory as the “IceCure Trademarks” under this Agreement. After the signing of this Agreement, MDT and its affiliates promise that they will not, and require their third-party distributors not to, squat such trademarks or use them for purposes other than promoting or distributing the Products. The proprietary knowledge listed in this Annex VI are all the technical information provided by IceCure to MDT. IceCure and / or Turing have not provided or will not provide the trade secrets of Turing, IceCure and their respective affiliates to MDT.

附件七：联合指导委员会管理规则

Annex VII: Joint Steering Committee Governance Rules

1.	目的。联合指导委员会由美敦力、爱斯克及北京图灵共同设立，其目的是按照【**】年【**】月【**】日签署的《独家经销协议》（”协议”）第3.7条协调各方的商业策略及活动。除非另有规定，本文件所用词语的含义与协议所用者一致。

Purpose. The Joint Steering Committee is jointly established by MDT, IceCure and Turing. Its purpose is to coordinate the business strategies and activities of the Parties in accordance with Section 3.7 of the Exclusive Distribution Agreement (the “Agreement”) signed on [* *]. Unless otherwise specified, words used in this document have the same meanings as those used in this Agreement.

2.	成员。联合指导委员会由以下成员组成：

Members. The Joint Steering Committee is composed of the following members:

2.1	美敦力：【**】（”美敦力委员会负责人”）；

MDT: [* *] (“MDT’ s Director of the Committee “);

2.2	爱斯克：【黄洋】（”爱斯克委员会负责人”）；以及

IceCure: [* *] (“IceCure’ s Director of the Committee”); and

2.3	北京图灵：【蔺又甲】（”北京图灵委员会负责人” ，与美敦力委员会负责人及爱斯克委员会负责人合称为”委员会负责人”）

Turing: [* *] (“Turing’ s Director of the Committee”, together with MDT’ s Director of the Committee and IceCure’ s Director of the Committee referred to as the “Directors of the Committee”)

按照协议第15.2条（即通知）项下的要求，美敦力、爱斯克及北京图灵可不时更换其各自在联合指导委员会的成员。

MDT, IceCure and Turing may change their respective members of the Joint Steering Committee in accordance with the requirements under Section 15.2 (i.e. notice) of this Agreement.

3.	联合指导委员会事项。联合指导委员会负责协调美敦力、爱斯克及北京图灵之间与协议有关的商业策略及活动（统称”联合指导委员会事项”），包括但不限于：

Joint Steering Committee Matters. The Joint Steering Committee is responsible for coordinating the business strategies and activities related to this Agreement among MDT, IceCure and Turing (collectively “Joint Steering Committee Matters”), including but not limited to:

3.1	协调市场准入计划的制定、修改与执行，包括但不限于协议第6.2-6.5项下与授权经销区域内产品的销售、营销和经销相关的招/投标策略、 定价及其他活动。为避免歧义，美敦力拥有本款所述事项的最终决定权；

Coordinate the formulation, modification and implementation of market access plan, including but not limited to bidding / tendering strategies, pricing and other activities related to the sales, marketing and distribution of products in the Territory under Sections 6.2-6.5 of this Agreement. For the avoidance of doubt, MDT shall have the final right to decide the matters described in this section;

3.2	根据协议第6.3条，协调产品首次上市的商业启动计划及时间表的制定、修改和执行；

According to Section 6.3 of this Agreement, coordinate the formulation, modification and implementation of the commercial launch plan and schedule for the initial launch of Products.

3.3	协调美敦力与爱斯克之间就协议（1）第2.3条（续约），（2）第4.2条（产品变更），（3）第4.6条（新产品），（4）第5.1条（调整经销价格），（5）第5.2条（调整最低采购金额），（6）第5.6条（预测）的谈判；

Coordinate the negotiations between MDT and IceCure on (1) Section 2.3 (renewal), (2) Section 4.2 (product changes), (3) Section 4.6 (new products), (4) Section 5.1 (adjustment of distribution price), (5) Section 5.2 (adjustment of minimum purchase target), (6) Section 5.6 (forecasts) of this Agreement;

3.4	协调协议第14.1条(iv)项下协议的终止;

Coordinate the termination of this Agreement under Section 14.1 (iv) of this Agreement;

3.5	协调协议第13.1-13.3条项下的任何审计活动；

Coordinate any audit activities under Sections 13.1-13.3 of this Agreement;

3.6	审查并评估美敦力、爱斯克与北京图灵对协议的履行；

Review and evaluate the performance of this Agreement by MDT, IceCure and Turing;

3.7	分享并交换与协议有关的信息；以及

Share and exchange information related to this Agreement; and

3.8	协调联合指导委员会不时认为有必要由其商议的有关协议履行的其他事宜。

Coordinate other matters related to the performance of this Agreement that the Joint Steering Committee deems necessary to be discussed from time to time.

4.	工作程序。联合指导委员会会议的召集和决策应按照下述程序进行：

Working Procedures. The convening and decision-making of the Joint Steering Committee Meeting shall be carried out in accordance with the following procedures:

4.1	自2023年5月1日起，爱斯克与美敦力每半年组织一次联合指导委员会会议，或者按照爱斯克委员会负责人或美敦力委员会负责人认为合适的频率召开会议。

From May 1, 2023, IceCure and MDT shall organize a Joint Steering Committee Meeting every six months, or hold the meeting at a frequency deemed appropriate by IceCure’s Diretor of the Committee or MDT’s Director of the Committee.

4.2	在至少提前三（3）天通知其他委员会负责人的前提下，任何一位委员会负责人可以在必要时候邀请一位或多位美敦力、爱斯克或北京图灵的员工参加联合指导委员会的某次会议。

With at least three (3) days’ notice to other Directors of the Committee in advance, any Director of the Committee may invite one or more employees of MDT, IceCure or Turing to attend a meeting of the Joint Steering Committee when necessary.

4.3	美敦力委员会负责人和爱斯克委员会负责人应轮流主持联合指导委员会的每次会议；但是，若爱斯克委员会负责人要求进行临时会议，则该会议应由美敦力委员会负责人主持，反之亦然。

MDT’ s Director of the Committee and IceCure’ s Director of the Committee shall preside over each meeting of the Joint Steering Committee in turn; However, if IceCure’ s Director of the Committee requests an interim meeting, the meeting shall be chaired by MDT’ s Director of the Committee and vice versa.

4.4	除非全体委员会负责人另行达成一致，否则，联合指导委员会会议仅在全体委员会负责人实时亲自参加（无论亲自到场或远程参会）的情况下才可被召集。

Unless it is agreed by all Directors of the Committee, the meeting of the Joint Steering Committee can only be convened if all Directors of the Committee participate in person in real time (whether in person or remotely).

4.5	仅在全体委员会成员达成一致合意的前提下，联合指导委员会方可对联合指导委员会事项做出决定。

The Joint Steering Committee can make decisions on Joint Steering Committee Matters only if all Directors of the Committee reach an agreement.

4.6	对于与本文件第3.1-3.8条所载联合指导委员会事项或其他对协议履行有重大影响的事项有关的会议，主持该会议的委员会负责人应在会议结束后的三（3）个工作日内亲自或由其授权的下属撰写一份书面会议记录（”会议记录”）。会议记录应说明会议的日期、时间、地点、与会人员、主题事项、主要沟通内容和达成的合意（如有），全体委员会负责人均应妥善归档保存全部会议记录及对其提出的任何意见。

For the meetings related to Joint Steering Committee Matters contained in Sections 3.1-3.8 of this document or other matters that have a material impact on the performance of this Agreement, the Director of the Committee presiding over the meeting shall, within three (3) business days after the meeting, personally or by his authorized subordinates, write a written minutes of meeting (“Meeting Minutes”). The Meeting Minutes shall state the date, time and place of the meeting, participants, subject matters, main communication contents and agreements reached (if any). All Directors of the Committee shall properly file and keep all the meeting minutes and any opinions put forward to them.

4.7	为避免歧义，除非按照协议第15.3条的规定正式签署并生效，或由美敦力和爱斯克另行明确同意，会议记录及任何其他联合指导委员会做出的决定、确认、合意或其他行为对美敦力、爱斯克和北京图灵均无法律约束力。

For the avoidance of doubt, unless the Meeting Minutes is duly signed and effective in accordance with Section 15.3 of this Agreement, or otherwise expressly agreed by MDT and IceCure, the Meeting Minutes and any other decisions, confirmations, agreements or other actions of Joint Steering Committee shall not be legally binding on MDT, IceCure and Turing.

5.	争议事项。如果联合指导委员会无法就某项联合指导委员会事项达成一致意见（”争议事项”），则联合指导委员会应将争议事项提交至美敦力的【**】和爱斯克的【**】以进行下一步讨论。

Disputes. If the Joint Steering Committee is unable to reach an agreement on a Joint Steering Committee Matter (“Disputed Matter”), the Joint Steering Committee shall refer the Disputed Matter to [* *] of MDT and [* *] of IceCure for further discussion.

附件八：关于商业行为的合规声明与保证

Annex VIII Compliance Statement on Commercial Conduct

致：上海美敦力智康医疗器械有限公司（”美敦力”）

To: Shanghai Medtronic Zhikang Medical Devices Co., Ltd. (“MDT”);

日期：【**】

Date:

关于商业行为的合规声明与保证

Compliance Statement on Commercial Conduct

【爱斯克和北京图灵】 ( “我公司”)理解并承认：本合规声明与保证将被视为美敦力经营我公司产品期间（”经销合作期间”）的一项实质性义务。

[IceCure and Turing] (“Our Company”) understands and acknowledges: this Compliance Statement will be deemed a material obligation during the period (“Term”) when MDT operates our Company’s Products.

各方在此作出声明与保证如下：

The Parties hereby hereby represents and warrants as follows:

一、	遵守适用的法律法规

Comply with Applicable Laws and Regulations

各方承诺在经销合作期间将始终保持高标准的道德行为规范和诚信准则，并在开展业务过程中遵守所有适用的法律法规，包括但不限于美国《反海外腐败法》，中国《反不正当竞争法》（”反贿赂法规”）、《医疗器械监督管理条例》、《医疗器械经营质量管理规范》（以及对前述法规的修订本）等。

The Parties undertake to maintain high standards of ethical conduct and integrity during the Term, and to comply with all applicable laws and regulations in the course of conducting business, including but not limited to the Foreign Corrupt Practices Act of the United States, Law of the People’s Republic of China Against Unfair Competition (“Anti-bribery Regulations”), Regulation on the Supervision and Administration of Medical Devices, Good Supplying Practice for Medical Devices in China (and amendments to the aforementioned regulations), etc.

此外，各方了解并认可，美敦力的经营业务受制于中国、美国和其他所有相关司法管辖区所适用的关于进口、海关、出口管制和经济制裁的全部法律（统称”贸易法”）。各方在此陈述并保证在经销合作期间将完全遵守所有适用的贸易法。

In addition, the Parties understand and acknowledge that MDT ’s operations are subject to all laws applicable to import, customs, export controls and economic sanctions in China, the United States and all other relevant jurisdictions (collectively, the “Trade Laws”). The Parties hereby represent and warrant that they will fully comply with all applicable trade laws during the Term.

二、	遵守合规要求

Comply with Compliance Requirements

我公司承诺遵守附录A《美敦力供应商：合规一般条款》以及美敦力出于良好意愿提供给我公司的适用于美敦力供应商的相关操作流程、指导和指南。

Our company is committed to complying with APPENDIX A MDT Suppliers: General Terms of Compliance, and the relevant operational procedures, guidance and guidelines for MDT suppliers that MDT provides to our company in good faith.

我公司进一步同意不会进行导致美敦力及/或其任何员工、代理人或代表违反相关反贿赂法律的行为。

Our company further agrees not to perform conduct that would cause MDT and/or any of its employees, agents or representatives to violate relevant Anti-bribery Laws.

各方保证不会直接或间接向任何第三方（第三方包括政府官员、医疗保健服务提供者或其他相关人员）支付、承诺支付或给予任何金钱或有价物，或授权他人支付或给予任何金钱或有价物，以便取得任何不正当的商业优势。我公司知晓，当向任何第三方提供、支付或承诺支付或给予任何金钱或礼物或授权他人向任何第三方支付或给予任何金钱或礼物时，若意图通过上述活动或已知晓上述活动可能导致：(i)将以腐败的方式影响或左右该第三方的任何行动或决策，包括罔顾其法定职责的决策，或(ii)将诱使该第三方以腐败的方式影响或左右任何政府机构或客户的行动或决策以在美敦力产品的使用或销售方面为美敦力或我公司提供帮助，则应视为意图以此方式获取任何不正当的商业优势。

The Parties warrant that they will not pay, promise to pay or give, or authorize others to pay or give, any money or anything of value, directly or indirectly, to any third party (including government officials, healthcare providers or other relevant persons) in order to gain any improper business advantage. Our company understands that when offering, paying or promising to pay or give any money or gift to any third party or authorizing others to pay or give any money or gift to any third party, if the above activities are intended or known, the above activities may result in: (i) will corruptly influence or control any actions or decisions of such third party, including decisions that disregard their statutory duties, or (ii) will induce such third party to corruptly influence or control any government agency or customer actions or decisions to assist MDT or our company with the use or sale the Products, and this shall be deemed an intent to obtain any improper business advantage in this manner.

我公司确认并知晓：美敦力及美敦力所有关联公司的员工均无权向我公司下达任何与上述禁止向任何第三方支付任何金额或做出任何承诺的规定相反的书面或口头指示。

Our company acknowledges and understands: neither the employees of MDT nor those of any of MDT’s Affiliates has the authority to give any written or oral instructions to our company contrary to the foregoing prohibition of paying any amount or making any promise to any third party.

我公司理解，在本声明中，医疗保健服务提供者是指有可能对购买、处方或使用某产品的决定具有影响力的医生或其它医疗从业人员、医疗保健机构、或医疗保健机构管理人员或其它关联人士。政府官员是指任何政府部门（包括由国家或政府完全或部分控制或投资的医疗服务机构）或政党的官员、雇员、代理或代表，或任何政党机构的官员或政府职务候选人。

Our company understands that, in this statement, a health-care provider means a physician or other health-care practitioner, health-care institution, or health-care institution administrator or other related people who may affect the decision to purchase, prescribe, or use a product. Government Official means an official, employee, agent or representative of any government department (including health-care services wholly or partly controlled or invested by the state or government) or officials of political party, or candidate for government office.

三、	无政府官员

No Government Officials

我公司在此声明并担保：我公司以及我公司的股东、合伙人、有限合伙人、董事、高级职员、员工、代理人、代理商/经销商（若有）或其代表均没有政府官员。如上述任何人成为或拟成为政府官员，我公司将立即通知美敦力。

Our company hereby represents and warrants: neither our company nor our shareholders, partners, limited partners, directors, officers, employees, agents, commission agents/distributors (if any) or their representatives are government officials. If any of the above becomes or proposes to become a government official, our company will notify MDT immediately.

四、	合规负责人

Responsible Compliance Officer

在经销合作期间，我公司承诺将任命一高级职员或董事为合规负责人，由其负责合规工作，履行和监督我公司的合规义务，并作为对口美敦力的合规事务联系人。

During the Term, our company promises to appoint an officer or director as the responsible compliance officer, who will be responsible for compliance, perform and supervise our company’s compliance obligations, and serve as the contact of compliance affairs with MDT.

五、	合规培训

Compliance training

对于美敦力组织的合规培训，应美敦力要求，我公司将指派合规负责人和高级管理人员/董事参加并接受该培训，并自行承担相关费用。

For the compliance training organized by MDT, at the request of MDT, our company will assign the responsible compliance officer and senior managers/directors to attend and receive the training and bear the relevant expenses.

除此以外，我公司将确保自行组织合规培训，传达美敦力的合规培训内容，贯彻我公司内部的合规政策，以及其他我公司自行制定的合规培训内容（该培训内容与美敦力的培训内容没有任何冲突），并确保所有业务人员或经销商/代理商（如有）都参加和接受该培训。

In addition, our company will organize our own compliance training, communicate MDT’s compliance training content, and implement our internal compliance policy and other compliance training content developed by our company (this training content shall not conflict with MDT’s training content) and ensure that all business personnel or distributors/agents (if any) attend and receive this training.

我公司承诺保留员工培训记录签到表以及培训内容讲稿的复印件，在美敦力要求时，立即向美敦力提供上述签到表和讲稿复印件。

Our company promises to keep the sign-in form of employee training record and copies of the training content, and provide MDT with copies of the above sign-in forms and training content when requested by MDT.

六、	我公司内部合规政策

Internal Compliance Policy of Our Company

在经销合作期间，我公司将制定和执行我公司内部的合规政策，并确保我公司的内部合规政策与附录A《美敦力供应商：合规一般条款》完全或大致相同。

During the Term, our company will develop and enforce our internal compliance policy and ensure that such policy is substantially the same as APPENDIX A MDT Suppliers: General Terms of Compliance.

我公司将向所有员工通报该政策、保留员工对该政策的签收单；向员工提供相关培训并保留培训签到表。

Our company will inform all employees of this policy, retain employees’ receipt of the policy; provide relevant training to employees and retain training sign-in forms.

七、	配合检查及审计

Cooperate with Inspections and Audits

我公司理解和同意，美敦力进行的合规尽职调查对于建立各方业务合作关系是必不可少的，如我公司与美敦力经销业务关系持续存在，美敦力将每三（3）年或在发现重大合规风险时开展一次合规尽职调查。我公司将确保美敦力可以获得其在进行合规尽职调查时所需的完整和准确的相关信息，如有相关情形的实质变化或新信息（包括但不限于利益冲突），我公司将向美敦力告知。

Our company understands and agrees that compliance due diligence conducted by MDT is essential to establishing a business relationship among the parties, and if our company and MDT’ s distribution business relationship continues, MDT may conduct a compliance due diligence every three (3) years or when major compliance risks arise. Our company will ensure that MDT may obtain the complete and accurate relevant information it needs to conduct its compliance due diligence, and will notify MDT if there are material changes in relevant circumstances or new information (including but not limited to conflicts of interest) .

我公司在此同意，美敦力有权对我公司开展与美敦力经销业务相关的经营行为和合规情况进行审计或检查，我公司将积极配合，并提供相关的文件和记录等。

Our company hereby agrees that MDT may have the right to audit or inspect our company’s business behavior and compliance related to MDT’ s distribution business, and our company will actively cooperate and provide relevant documents and records.

对于以下事项，我公司确保进行充分、准确的记录：(i)我公司与美敦力开展经销业务过程中发生的采购、销售、营销和促销相关的一切成本和费用，包括但不限于向客户、中间商或其他相关人员提供的任何折扣、返利、信用、赞助以及其他利益和有价物；(ii)我公司接受并进行的合规活动以及合规活动项下的培训和其他活动。

Our company ensures adequate and accurate records of the following: (i) all costs and expenses associated with purchasing, selling, marketing and any promotions, including but not limited to any discounts, rebates, credits, sponsorships, and other benefits and things of value offered to customers, intermediaries, or other related persons; (ii) compliance activities and training and other activities under compliance activities accepted and conducted by our company.

我公司将确保单独、有序地保管上述记录，并将其与其他业务的记录区分开来。上述第(i)项的保管期自每项销售和采购交易之日起算至少十（10）年，上述第(ii)项中所有记录的保管期自相关活动之日起至少十五（15）年。

Our company will ensure that the above records are kept separately and orderly and differentiated from the records of other businesses. The retention period for item (i) above shall be at least ten (10) years from the date of each sale and purchase transaction, and the retention period for all records in item (ii) above shall be at least fifteen (15) years from the date of the relevant activity.

我公司在此同意，经美敦力提前向我公司提出书面通知，美敦力及其指定审计人员（包括内部审计人员和外部审计师）、检查人员和其他美敦力以书面形式指定的代表可以在合理工作时间内访问我公司的营业场所、员工以及上述数据和记录。我公司将全力协助、并确保我公司员工将全力协助美敦力依照本款进行的任何审计或检查，包括安装和运行合适的审计软件。对于在审计或检查中发现的问题或审计结果提出的任何改进计划，我公司将采取合理的措施确保该改进计划在美敦力要求的特定期间内执行完成。

Our company hereby agrees that, upon prior written notice from MDT to our company, MDT and its designated auditors (including internal and external auditors), inspectors and other representatives designated in written form by MDT may within reasonable working hours access to our company’s premises, employees and the aforementioned data and records. Our company will fully assist and ensure that our employees will fully assist MDT in any audit or inspection conducted pursuant to this paragraph, including the installation and operation of appropriate audit software. For problems identified in the audit or inspection or any improvement plan proposed by the results of the audit, our company will take reasonable steps to ensure that the improvement plan is completed within the specified period required by MDT.

八、	个人数据保护

Personal Data Protection

我公司在此同意，为配合美敦力的合规尽职调查，我公司将根据调查事项尽最大努力向美敦力提供我司员工的姓名、职务、身份证复印件、教育经历、职业经历 、手机号码、电子邮件地址等必要信息（统称”个人信息”），且该个人信息将被美敦力分享给相应的第三方用于尽职调查事宜。

Our company hereby agrees that, in order to cooperate with MDT’ s compliance due diligence, our company will use best efforts to provide MDT with the names, positions, copies of ID cards, educational experiences, occupational experiences, mobile phone numbers, Email address and other necessary information (collectively, “Personal Information”), which will be shared by MDT with appropriate third parties for due diligence.

我公司在此确认，向美敦力提供的个人信息是在告知个人信息主体使用目的、范围、方式、具体用途描述和合作方信息的基础上，基于个人信息主体的明示授权同意而提供的。对于非直接向个人信息主体收集的个人信息，我公司承诺已进行来源的合法性审查与确认。并且，我公司在处理个人信息过程中，需严格遵守《中华人民共和国网络安全法》、《信息安全技术个人信息安全规范》及其他可适用的法律、法规、国家标准、规范所规定的最小够用和合法、正当、必要原则，以及其他可适用的具体规定。

Our company hereby confirms that the Personal Information provided to MDT shall be provided based on the express authorization and consent of the Personal Information subject on the basis of informing the Personal Information subject of the purpose, scope, method, specific use description and partner information. For Personal Information that is not directly collected from the subject of Personal Information, our company promises to have reviewed and confirmed the legitimacy of the source. In addition, in the process of processing Personal Information, our company must abide by the minimum and legitimate, rightful, and necessary principles stipulated in The Cybersecurity Law of the People’s Republic of China, Information Security Technology—Personal Information Security Specification and other applicable laws, regulations, national standards and norms, and abide by other applicable specific provisions.

我公司同意，我公司违反以上有关数据保护的义务的，美敦力有权以书面通知的形式立即就终止与我公司的所有合作、获得救济和追究其在法律法规下可获得的任何其他救济措施的权利进行协商。

Our company agrees that if our company violates the above obligations of data protection, MDT may have the right to negotiate immediately with our company on terminating all cooperation with our company, obtaining remedies, and pursue the rights to any other remedies available to it under the laws and regulations by written notice.

九、	披露利益冲突

Disclosure of Conflicts of Interest

我公司声明并承诺，我公司于附件B中关于利益冲突的陈述是真实且完整的；一旦我公司得知有关利益冲突的信息发生任何变化，我公司将会立即向美敦力披露。如我公司所披露的信息不真实，或者我公司未披露该信息，或者我公司披露的信息导致美敦力无法在遵守其合规政策或其它公司政策的前提下与我公司开展业务，我公司同意美敦力有权立即单方面撤销或终止与我公司的合作。

Our company represents and undertakes that our company’s statement of conflict of interest in APPENDIX B is true and complete, and will disclose to MDT any changes of the information regarding a conflict of interest. If the information disclosed by our company is not true, or if the information is not disclosed by our company, or if the information disclosed by our company prevents MDT from doing business with our company subject to its compliance policy or other company policies, our company agrees that MDT may have the right to immediately and unilaterally withdraw or terminate the cooperation with our company immediately.

十、	违规及撤销授权

Violations and Revocation of Authorization

我公司理解并确认，美敦力对我公司与美敦力开展经销业务是基于我公司严格遵守本合规声明和保证中各项内容。如果发生以下任一情况：(i)我公司、我公司的任何员工、代理人、经销商/代理商或其他代表违反本声明和保证中的任何条款或义务，(ii)我公司拒绝配合美敦力完成必要的合规尽职调查（包括但不限于未能及时提供美敦力所要求的信息或材料），或者(iii)我公司的任何股东、合伙人、董事、管理人员等关键人物信息或控制权发生变化且未能及时通知美敦力或因此未能及时通过美敦力对我公司所做的、更新的合规尽职调查，美敦力有权立即单方面终止与我公司的合作，和/或依法追究我公司的相应法律责任。

Our company understands and confirms that MDT’s distribution business with our company is based on our company’s compliance with this Compliance Statement. If any of the following occurs: (i) our company, any employee, agent, distributor/agent or other representative of our company breaches any term or obligation of this Statement, (ii) our company refuses to cooperate with MDT in the completion of necessary compliance due diligence (including but not limited to failure to provide information or materials requested by MDT in time), or (iii) in case of any changes occur to the shareholder, partner, director, officer or other key individual information of our company or any Change of Control in our company, and our company fails to notify these changes to MDT or fails to pass the updated compliance due diligence conducted by MDT on our company in time, MDT may have the right to immediately and unilaterally terminate the cooperation with our company and/or pursue the corresponding legal responsibilities of our company according to law.

十一、声明与保证的完整性

本《关于商业行为的合规声明与保证》的全部内容由正文及附录A《美敦力供应商：合规一般条款》和附录B《利益冲突披露及保证书》构成，我公司声明并承诺，我公司已认真阅读并接受本《关于商业行为的合规声明与保证》的全部内容。我公司承诺于签署本《关于商业行为的合规声明与保证》时,于本《关于商业行为的合规声明与保证》的第一页至最后一页加盖清晰完整的骑缝章。

The entire content of this Compliance Statement on Commercial Conduct consists of the main text, APPENDIX A MDT Suppliers: General Terms of Compliance, and APPENDIX B Conflicts of Interest Disclosure and Certificate. Our company represents and promises that our company has read and accepted the entire contents of the Compliance Statement on Commercial Conduct. Our company promises to affix a clear and complete paging seal on the first page to the last page of the Compliance Statement on Commercial Conduct when signing the Compliance Statement on Commercial Conduct.

附录 A

APPENDIX A

美敦力供应商：合规一般条款

MDT Suppliers: General Terms of Compliance

1. 定义 在本一般条款中：

Definition in this general terms:

反贿赂法指的是美国《反海外腐败法》、中华人民共和国刑法（含相关修正案及司法解释）、中华人民共和国反不正当竞争法，及其它任何禁止公权腐败或商业贿赂的适用法律。

Anti-Bribery Law refers to the Foreign Corrupt Practices Act in the U.S. , the Criminal Law of the People’s Republic of China (including relevant amendments and judicial interpretations), the Law of the People’s Republic of China Against Unfair Competition, and any other applicable laws that prohibit corruption of public power or commercial bribery .

适用法律指的是由任何公权机关所颁布的适用于协议有关方面的任何法律、法规、规章及相关解释。

Applicable Law refers to any laws, regulations, rules and related interpretations promulgated by any public authority and applicable to the relevant aspects of this Agreement.

政府官员指的是任何公权机关（包括由任何公权机关全面或部分控制或资助的医疗机构）旗下的任何官员、员工、代理或代表，或任何政党、政党官员或政治职务的候选人。

Government Official means any officer, employee, agent or representative of any public authority (including medical institutions wholly or partially controlled or funded by any public authority), or any candidate for a political party, party official, or political office.

公权机关指的是任何国家级政府、国家下属地区政府或地区政府或其任何分支部门、权力机关或机构。

Public Authority refers to any national government, regional or regional government under the State, or any branch, authority or agency thereof.

协议指的是供应商与美敦力签订的以本《美敦力供应商协议合规一般条款》（”本一般条款”）作为附件（之一）的一切协议、合同、订单等法律上对双方具有约束力的文件。

Agreement refers to all agreements, contracts, orders and other legally binding documents signed by the supplier and MDT with this MDT Suppliers General Terms of Compliance (“the General Terms”) as Appendix (one of), which are legally binding on both Parties.

美敦力指的是与供应商签订协议的美敦力（上海）管理有限公司、美敦力（上海）有限公司或其它Medtronic Inc.直接或者间接出资设立或者拥有全部或部分股权或出资份额的公司。

MDT refers to Medtronic (Shanghai) Management Co., Ltd., Medtronic (Shanghai) Co., Ltd. or other companies that Medtronic Inc. directly or indirectly invests in or owns all or part of the equity or capital shares that have signed an agreement with the supplier.

供应商指任何向美敦力提供商品或服务，或者美敦力聘请的向第三方提供商品或服务的单位和个人。

Supplier refers to any entity or individual that provides goods or services to MDT, or is engaged by MDT to provide goods or services to third parties.

2. 遵守适用法律

Comply with Applicable Laws

供应商承诺其将维持高水准的道德与伦理行为规范，并依照最高水平的诚信程度来履行协议，其履行协议的方式不会致使美敦力出现违反任何适用法律（包括任何反贿赂法）的情况。

Supplier undertakes that it will maintain a high standard of ethical and moral conduct and will perform this Agreement with the highest level of integrity and in a manner that will not cause MDT to violate any Applicable Law (including any Anti-Bribery Laws).

3. 不涉及政府官员

No Involvement of Government Officials

供应商声明并担保如下：供应商或其任何股东、董事、高级职员、员工、代理或代表（若有）均不属于政府官员。若供应商或其任何股东、董事、高级职员、员工、代理或代表在协议有效期内的任何时候成为或计划成为政府官员，供应商应立即通知美敦力，美敦力有权单方面解除双方之间的协议，且无需向供应商提供任何形式的补偿。

Supplier represents and warrants as follows: Supplier or any of its shareholders, directors, officers, employees, agents or representatives (if any) are not Government Officials. If Supplier or any of its shareholders, directors, officers, employees, agents or representatives becomes or plans to become a Government Official at any time during the Term of this Agreement, Supplier shall notify MDT immediately, and MDT shall have the right to unilaterally terminate this Agreement between the parties , without any form of compensation to the supplier.

4. 美敦力合规培训

MDT Compliance Training

美敦力有权全权决定不时地要求供应商及/或其人员参加由美敦力组织或提供的合规培训活动。上述培训活动将以到场培训或在线培训的方式进行。

MDT reserves the right from time to time in its sole discretion to require suppliers and/or their personnel to participate in compliance trainings organized or provided by MDT. The above training activities shall be conducted in the form of on-site training or online training.

5. 遵守合规要求

Comply with Compliance Requirements

供应商应遵守适用的反贿赂法、其他合规要求以及美敦力针对供应商与政府官员/医疗专业人士之间的交涉活动所不时善意地向供应商提供的相关操作程序、指示和指导。供应商进一步承诺其不会以任何作为或不作为的方式，致使美敦力及/或其任何员工、代理或代表出现违反任何适用反贿赂法或美敦力反腐败政策的情况。

Suppliers shall comply with applicable Anti-Bribery Laws, other compliance requirements, and relevant operating procedures, instructions and guidance provided by MDT in good faith to Suppliers from time to time in their dealings with Government Officials / Health-care Professionals. Supplier further undertakes that it will not, by any act or omission, cause MDT and/or any of its employees, agents or representatives to violate any applicable Anti-Bribery Laws or MDT’s anti-corruption policies.

供应商承诺其不会直接或间接地向任何政府官员、任何医疗专业人士、或任何其他人员提供、承诺任何有价物或授权他人向任何政府官员、任何医疗专业人士、或任何其他人员支付或赠送任何有价物，以便为美敦力获得任何不正当的商业优势。

Supplier warrants that it will not directly or indirectly offer or promise any Government Official, any medical professional, or any other person anything of value, nor will it authorize other people to pay or give away any Government Official, any medical professional, or any other person anything of value in order to gain any improper business advantage for MDT.

“有价物”包括但不限于：

“Anything of Value” includes but is not limited to

• 现金 cash	• 返利 rebate
• 折扣 discount	• 差旅和住宿 travel and accommodation
• 礼品 gifts	• 赞助 sponsor
• 合约 contract	• 贷款 loans
• 票券，娱乐 tickets, entertainment	• 雇佣承诺 Employment commitment
• 材料、设备、软件或设施的使用 Use of materials, equipment, software, or facilities	• 研究补助金、捐赠和支持物资 Research Grants, Donations and Support Materials

向任何人员提供、给予、承诺任何有价物或授权他人进行上述活动时，若供应商的意图为或供应商了解上述活动将会：（1）以腐败方式影响或左右任何单位或个人的任何行为或决策（包括不履行其法定职责的决策）；或（2）诱使任何人员以腐败方式影响或左右任何单位或个人的任何行为或决策，以便向美敦力提供任何帮助，则上述活动的目的即为获得任何不正当的商业优势。

When offering, giving, promising anything of value to any person or authorizing others to carry out the above-mentioned activities, if the supplier’s intention is or the supplier understands that the above-mentioned activities will: (1) corruptly influence or control the acts or decisions of any unit or individual (including decisions not to perform their statutory duties); or (2) induce any person to corruptly influence or control any act or decision of any unit or individual in order to provide MDT with any assistance, the purpose of the above activities shall be to gain any improper business advantage.

供应商确认如下：美敦力的任何员工、部门、代理、经销商以及接受美敦力产品、服务或支持赞助的单位的任何人员均无权向供应商做出书面或口头指示，要求供应商参与或者从事有违上述规定的任何活动；供应商也不得应美敦力的任何员工、部门、代理、经销商或接受美敦力产品、服务或支持赞助的单位的任何人员的要求或指示参与或从事有违上述规定的任何活动。供应商对美敦力的任何员工或者部门的指示存有与本条相关的疑虑的，应当立即向美敦力合规部门进行反映，征求美敦力合规部门的意见。

Supplier acknowledges as follows: any employee, division, agent, distributor of MDT, nor any person of an entity receiving a product, service, or support sponsorship of MDT has no right to give Supplier written or oral instructions to require Supplier to participate in or engage in any activity in violation of the foregoing regulations; Supplier shall not participate in or engage in any activity in violation of the foregoing at the request or direction of any employee, division, agent, distributor of MDT, or any person of an entity receiving a product, service, or support sponsorship of MDT. Suppliers who have doubts about the instructions from any employee or department of MDT in relation to this Section, shall immediately report to the Compliance Department of MDT for advice.

6. 服务协议

Service agreement

对于出于真实目的的所发生咨询服务，当此项服务对供应商而言确有价值，且费用较为合理，并反映实际所提供服务的市场公允价值时，供应商可为个人，包括医疗保健服务提供方，支付报酬。所有此类服务安排均须以书面形式进行，且供应商必须保留此类服务和费用支付的记录，包括工作内容描述、提供服务的日期、工作时长（如果是按小时计）以及提供服务的证明，比如列示明细的发票。

For the consulting services incurred for real purposes, when the service is of real value to the supplier, the cost is reasonable, and reflects the market fair value of the services actually provided, the supplier can pay remuneration for individuals, including health-care service providers. All such service arrangements must be made in writing, and the supplier must maintain records of such services and payment of fees, including a description of the work, the date on which the services are provided, the length of work (if measured by hours) and proof of the provision of the services, such as detailed invoices.

7. 礼品

Gifts

除下述的极个别情况外，供应商一般不得向医疗保健服务提供方提供礼品。如礼品的价值必须适度且符合医疗保健服务提供方所在地的国家和地方法律、法规以及行业和职业的行为准则，供应商可偶尔提供如教科书或解剖模型等具有教育功能或可使患者受益的物品。应当地习俗需求且在不违反当地法律或相关行业准则的情况下，供应商可在特定场合提供小型的纪念品/礼品。这些纪念品/礼品必须为对该场合而言是最为适度的纪念品/礼品，以确保该行为不会被他人视作潜在的腐败行为。不能以美敦力名义赠予现金或现金等价物。绝不可赠予类似于现金、现金等价物或高价个人物品等物品（如衣物、香水、昂贵酒品、iPod、iPad、iPhone、票券等）。

Except in the very limited circumstances described below, suppliers are generally prohibited from offering gifts to health-care providers. Providers may occasionally provide items such as textbooks or anatomical models that serve an educational or patient benefit, provided that the value of the gift must be modest and consistent with national and local laws, regulations, and industry and professional codes of conduct in the provider’s location . Suppliers may provide small souvenirs/gifts on specific occasions as required by local customs and without violating local laws or relevant industry guidelines. These souvenirs/gifts must be the most modest souvenir/gift for the occasion to ensure that the act is not viewed by others as potentially corrupt. Cash or cash equivalents cannot be given in MDT’ s name. Never give items like cash, cash equivalents, or high-value personal items (such as clothing, perfume, expensive alcohol, iPod, iPad, iPhone, tickets, etc.).

赠予任何物品给医疗保健服务提供方，该物品的描述、数量、金额和赠予目的都应被记录在案。

If any item is given to a health-care provider, the description, quantity, amount and purpose of the item shall be recorded.

8. 娱乐

Entertainment

为医疗保健服务提供方支付娱乐费用是不恰当的。旅游度假、饮酒、夜总会、以及其他任何昂贵、奢侈的娱乐活动都是禁止的。但是，在符合当地法规和行业准则的适度的商务礼仪是允许的。

It is not appropriate to pay for entertainment for health-care providers. Holidays, drinking, night clubs, and any other expensive, extravagant entertainment are prohibited. However, moderate business etiquettes in compliance with local regulations and industry guidelines are permitted.

商务礼仪。如当地法律或行业准则允许，供应商可在举办商务会议时偶尔为医疗保健服务提供方提供适当的餐食，只要其主要目的是出于合法的商业原因，而非纯粹的社交互动；提供餐食仅为业务交流的附带行为；用餐环境必须有助于进行出于真实目的的科学、教育或商务交流；且供应商代表应亲自出席会议。

Business Etiquette. Where permitted by local law or industry guidelines, suppliers may occasionally provide appropriate meals to health-care providers during business meetings, as long as the primary purpose is for legitimate business reasons and not purely social interaction; providing meals are incidental to business communications; dining environments must facilitate scientific, educational, or business communications for genuine purposes; and supplier representatives should be present at meetings in person.

适度的住宿。如住宿基于项目需求、参会者便利性和费用合理的考量下是适度的、合适的且合理的，供应商可为参加培训活动或其他适当商务活动的医疗保健服务提供方支付住宿费用，对于医疗保健服务提供方提出的超出活动需求范围的任何差旅或酒店续住请求，供应商不得支付与之相关的额外费用。

Moderate Accommodation. Suppliers may pay for accommodation to health-care providers participating in training events or other appropriate business events if the accommodation is moderate, appropriate, and reasonable based on the activity’s needs, participant convenience, and reasonable cost. Suppliers shall not pay additional charges associated with any travel or hotel renewal requests made by the health-care provider beyond the scope of the activity’s needs.

不得为配偶、同伴或客人提供补贴。供应商不得为医疗保健服务提供方的客人或任何并非真实专业地关注会议内容的其他人员提供餐食、其他款待、差旅、住宿或其他费用。

No allowances shall be made for spouses, companions or guests. Suppliers shall not provide meals, other hospitality, travel, accommodation or other expenses for the health-care provider’s guests or anyone else who is not genuinely and professionally concerned with the content of the meeting.

“适度”，即价格适中。

“偶尔”，即不频繁发生。

“Moderate”, i.e., moderately priced.

“Occasional”, i.e., infrequently.

9. 教育和科学捐助

Education and Scientific Donations

捐助和慈善捐赠，只有出于慈善或者其他善意目的，或者是为了支持真实的教育或研究项目，方被许可。此类捐助或者捐赠不得考虑受捐助人实际或预期的采购数量或金额。供应商应当保留此类捐助或捐赠的详细记录。

Grants and charitable donations are permitted only for charitable or other good faith purposes, or to support actual educational or research projects. Such grants or donations shall not take into account the actual or anticipated purchase volume or amount by the recipient. Suppliers shall maintain detailed records of such grants or donations.

10. 招投标

Bidding

投标需要一个公平和公正的竞价流程。供应商不得违背流程公平公正性，和招标机构合作创制或解释招标材料或文件。供应商不得以影响招标材料、文件和决定为目的，向招标机构或相关人员提供礼品、捐赠或任何有价物。供应商不得获取或利用对任一招标条款的优先知晓，而导致非法的竞争优势。

Bidding requires a fair and impartial bidding process. Suppliers shall not violate the fairness and impartiality of the process and cooperate with the bidding agency to create or interpret bidding materials or documents. Suppliers shall not offer gifts, donations, or anything of value to the bidding agency or related personnel for the purpose of influencing the bidding materials, documents, and decisions. Suppliers shall not obtain or take advantage of preferential knowledge of any tender term that could result in an unlawful competitive advantage.

11. 公平交易

Fair Trade

双方承诺，双方的商业行为都是基于”公平交易”的原则，因此各方保证已经或将要建立相关制度以使各方及其董事、雇员、代理商、服务人员、代表均不会收受回扣、贿赂或未经授权收取佣金或其它个人好处。供应商承诺，供应商及其董事、雇员、代理商、服务人员、代表均未/不会直接或间接地向美敦力及其董事、雇员、代理商、服务人员、代表给付或将给付任何金钱、实物或服务，以影响客观公正的商业决定的作出。

Both parties undertake that their business conduct is based on the principle of “fair trade”, therefore, each party undertakes that relevant systems have been established or will be established so that neither party nor its directors, employees, agents, service personnel, and representatives will receive kickbacks, bribes or unauthorized commissions or other personal favors. Supplier undertakes that neither Supplier nor its directors, employees, agents, service personnel, representatives has paid or will pay, directly or indirectly, any money, goods, or services to MDT, its directors, employees, agents, service personnel, or representatives to affect their objective and impartial business decisions.

12. 无利益关联

No Interest Connection

供应商保证，在协议的有效期及履行完毕之前，其股东、管理人员和实际控制人均不是美敦力的员工。若其股东、管理人员和实际控制人系美敦力的离职员工，供应商应当告知美敦力。

Supplier warrants that its shareholders, managers, and actual controllers are not employees of MDT before the Term of this Agreement and before this Agreement is fully performed. If its shareholders, managers and actual controllers are former employees of MDT, the supplier shall inform MDT.

13. 会计记录/审计

Accounting Records/audits

供应商应依照通用的会计原则详尽、准确地记录供应商因提供协议项下服务而产生的各项费用、收费和支出。上述费用、收费和支出结清之后，供应商还应在之后的五（5）年内继续保管好上述相关记录。在接到美敦力提前一段合理时间发出的通知之后，供应商应允许美敦力的相关代表在协议有效期内以及协议到期后五年内检查、拷贝和审查上述记录，所产生的费用由美敦力自行承担。供应商应全力配合美敦力自行进行或委派他人进行的审计工作，并回答美敦力自行提出或委派他人提出的所有疑问。美敦力及其审计人员应做好供应商在审计过程中所提交之协议项下任何信息的保密工作，所采取的审慎程度应等同于美敦力在保护其自有保密信息时所采取的审慎程度。如审计结果显示供应商曾向美敦力收取不合理超额费用，供应商应在接到美敦力要求后的十（10）天内将上述超额部分退还给美敦力。

Supplier shall keep detailed and accurate records of all fees, charges, and expenses incurred by Supplier in providing services under this Agreement in accordance with generally accepted accounting principles. After the above-mentioned fees, charges, and expenses are settled, the Supplier shall continue to maintain the above-mentioned relevant records for the next five (5) years. After receiving a notice from MDT send in advance of a reasonable time, Supplier shall allow relevant representatives of MDT to inspect, copy and, review the above records during the Term of this Agreement and within five years after the expiration of this Agreement, at MDT’s own expense. Suppliers are expected to fully cooperate with MDT’s own or delegated audits and to answer all questions raised by MDT itself or by others delegated by MDT. MDT and its auditors shall maintain the confidentiality of any information under this Agreement submitted by suppliers during the audit process with the same degree of prudence that MDT employs to protect its own confidential information. If the audit results show that Supplier has charged MDT with unreasonable excess fees, Supplier shall refund such excess to MDT within ten (10) days of receipt of MDT’s request.

14. 违规后果

Violation Consequences

若美敦力发现供应商存在违背前述条款中任何一项规定之情形的，美敦力有权先后采取以下措施：（1）要求供应商解释、澄清和证明其行为或者状态符合前述条款的规定；（2）要求供应商立即或在一定期限内纠正相关行为或使相关状态符合前述条款的要求；（3）以书面通知的方式单方面解除协议，并有权要求供应商向其赔偿因供应商违反前述条款之规定或出现与前述条款要求不符之状态，而使美敦力遭受之实际损害。

If MDT finds that the supplier has violated any of the foregoing provisions of this document, MDT has the right to take the following measures successively: (1) require the supplier to explain, clarify and prove that its behavior or status complies with the foregoing provisions of this document; (2) require the supplier to correct the relevant behavior immediately or within a certain period of time or make the relevant status meet the requirements of the foregoing provisions of this document; (3) unilaterally terminate this Agreement by written notice, and have the right to ask the supplier to compensate the actual damages suffered by MDT as a result of Supplier’s breach of the foregoing provisions of this document or Supplier’s inconsistency with the requirements of the foregoing provisions of this document.

15. 进一步说明

Further Explanation

为进一步说明之目的，本一般条款旨在约束供应商与美敦力合作与业务往来过程中合规行为规范及确定双方合规相关权利义务，并不对供应商与美敦力之间的商业安排进行调整或变更。就供应商是否有权参与或主导某些商业行为、承担相应义务或享有相应权利，应以双方另行签订的协议为准。

For the purpose of further explanation, these general terms are intended to bind the supplier and MDT in the process of cooperating and doing business with the compliance code of conduct and to determine the rights and obligations of both parties in relation to compliance, and do not adjust or change the commercial arrangement between the supplier and MDT. Whether the supplier has the right to participate in or lead certain business activities, undertake corresponding obligations or enjoy corresponding rights, the Agreement signed by both parties shall prevail.

16. 疑虑报告

Concern Report

美敦力的”疑虑热线”网站和咨询电话： 长途免费热线电话：MDT’s Voice Your Concern Line website and telephone number: Long Distance Toll Free Hotline: +1.800.488.3125

www.voiceyourconcernline.com

美敦力建立这一网站以提供一种独立的方式，保密地、且匿名地(如需)对不合规行为提出疑虑和指控。该网站和免费长途热线由独立的公司 Ethics Point 运营。

MDT established this website to provide an independent means of raising concerns and allegations of non-compliance confidentially and anonymously (if desired). The website and free long distance hotline are operated by an independent company, Ethics Point.

17. 联系我们

Contact Us

如需了解关于上述期望和要求的更多信息，请发电子邮件到channel.compliance@medtronic.com 或者联系您当地的美敦力渠道合规部或者法律代表。

For more information on the above expectations and requirements, please email channel.compliance@MDT.com or contact your local MDT Channel Compliance Department or legal representative.

附录 B

Conflicts of Interest Disclosure and Certificate

利益冲突披露及保证书

Company Information 公司信息
Full Name of the Company: 公司全称：(盖章)
Location of the Company: 公司地址：

For the purposes of this Form: 相关名词释义：

“Close Relative” means spouse, child, parent, sibling, in-laws, grandparent/child, aunt, uncle, cousin, step-relative, niece, nephew, or a partner in a romantic relationship.

“近亲属”指配偶、子女、父母、兄弟姐妹、姻亲、祖父母、外祖父母、孙子女、外孙子女、伯父伯母、姑父姑母、舅 舅舅妈、姨父姨母、叔叔婶婶、堂表兄弟姐妹、继亲、侄儿侄女、外甥外甥女，或者恋爱对象。

“Interest” includes employment or consultancy relationship, ownership or other financial (e.g. loan) interest.

“利益”包括雇佣或顾问关系、所有权或其他财务利益（例如贷款）。

“key Principals” includes your company’s Shareholder, Supervisor, Director, Legal Representative, Person In Charge, General Manager, Quality Assurance Manager, Sales Head.

“关键人员”包括股东，监事，董事，法定代表人，企业负责人，总经理，质量负责人，美敦力产品销售主管。

“MDT”means Medtronic (Shanghai) Management Co., Ltd and its affiliate, including but not limited to Covidien Healthcare International Trading (Shanghai) Co., Ltd, Changzhou Kangdi Medical Stapler Co., Ltd, Bellco Hoxen Medical Equipment (Shanghai) Co., Ltd, Changzhou Kanghui Medical Innovation Co., Ltd and so on.

“美敦力”是指美敦力（上海）管理有限公司及其关联公司，包括但不限于柯惠医疗器材国际贸易（上海）有限公司、常州市康迪医用吻合器有限公司、贝而克合翔医疗设备（上海）有限公司、常州市康辉医疗器械有限公司等。

1.	Are you aware of any MDT employee or their Close Relative currently or previously holding an Interest in your company or any of your related businesses?

您是否知道是否有美敦力的员工或其近亲属现在或过去曾在贵公司或其相关业务处持有利益？

☐ Yes 是

☐ No 否

If “yes,” please complete the below section: 如果答案为”是”，请填写下列表格：

Name(s) of MDT employee(s): 美敦力员工的姓名：
Nature of the Interest: 利益性质：

2.	Are you aware of any employee of your company, particularly the Key Principals. and the Close Relative of the above ever held any position in MDT?

您是否知道贵司的任何员工，尤其关键雇员，以及员工或关键雇员的近亲属曾经就职于美敦力？

☐ Yes 是

☐ No 否

If “yes,” please complete the below section: 如果答案为”是”，请填写下列表格：

Name(s) of MDT employee(s): 美敦力员工的姓名：
Leaving MDT date: 离职时间：

3.	Are you aware of any employee of your company, particularly the Key Principals, and the Close Relative of the above currently holding any position in Government Agency or Public Hospital?

您是否知道贵司的任何员工，尤其是关键雇员，以及员工或关键雇员的近亲属在政府机构或公立医院任职？

☐ Yes 是

☐ No 否

If “yes,” please complete the below section: 如果答案为”是”，请填写下列表格：

Name of the Person 涉及人员姓名	Name of the Employee 涉及员工姓名
Relationship With Your Employee 与贵司员工的关系	Employee Position In Your Company 该员工在贵司职位
Position in the Government Agency/Public Hospital 在政府部门/公立医院职位	Name of Government Agency/Public Hospital 该政府部门/公立医院名称

4.	Are you aware of any employee of your company, particularly the Key Principals who held any position in Government Agency or Public Hospital in the last 3 years?

您是否知晓贵司的员工，尤其是关键雇员，在过去3年内曾任职于政府机构或公立医院？

☐ Yes 是

☐ No 否

If “yes,” please complete the below section: 如果答案为”是”，请填写下列表格：

Name of the Employee 涉及人员姓名	Employee Position In Your Company 该员工在贵司职位
Position in the Government Agency/Public Hospital 在政府部门/公立医院职位	Name of Government Agency/Public Hospital 该政府部门/公立医院名称
Period of his/her employment in the Government Agency/Public Hospital 该员工在政府机构或公立医院任职期间

You hereby certify that the above statements made by you are true and complete to the best of your knowledge on behalf of the Company and the Company will be liable for any loss of MDT due to untrue or incomplete disclosure above, and that you are aware that the Company is required by MDT to promptly disclose any change in the information provided in this Form.

您在此代表公司承诺，尽您所知，以上所作的陈述是真实且完整的。如因您提供的不实或不完整的陈述造成美敦力损失，公司将承担相应责任。且如本表所述信息有任何变化，公司应立即向美敦力披露。

Company’s Authorized Representative’s signature: 公司授权代表签名：
Position/Title: 职务：
Date: 日期：